Exhibit 10.1

REHABILITATION EXIT SUPPORT AGREEMENT
This REHABILITATION EXIT SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time, and including the exhibits hereto, this “Agreement”), dated as of July 19, 2017, is entered into by and among Ambac Assurance Corporation (the “Company”), Ambac Financial Group, Inc. (“Parent” and, together with the Company, the “Ambac Parties”) and the undersigned holders (each, a “Holder,” and such Holders together, the “Group”) of a material portion of outstanding unpaid policy claims of the Segregated Account of Ambac Assurance Corporation (the “Segregated Account”) and a material portion of the outstanding surplus notes of the Company. Each of the Ambac Parties, each Holder, and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof are referred to herein as the “Parties” and each individually as a “Party.”
RECITALS:
A.The Holders are beneficial owners of the Senior Surplus Notes and Holder Deferred Amounts, each as defined herein, in the respective aggregate principal and accrued amounts previously provided to the Company by Group’s Counsel and as set forth on each Holder’s signature page to this Agreement.
B.Exhibit A hereto (the “Rehabilitation Exit Term Sheet”) and the provisions hereof set forth the key terms of a settlement of the Deferred Amounts and the Segregated Account’s exit from rehabilitation that are expected to be realized through an amendment or modification (the “Rehabilitation Plan Amendment”) to the Existing Plan, as defined herein, by the Rehabilitator, as defined herein.
C.Exhibit B hereto (the “Exchange Offer Term Sheet”) and the provisions hereof set forth the key terms of the exchange offer by the Company of Deferred Amounts for Senior Surplus Notes (the “DPO Offer”) and the exchange offer by the Company of New Secured Notes and cash for Senior Surplus Notes (the “AAC Offer” and, together with the DPO Offer, the “Exchange Offers” and, collectively with the other transactions contemplated by the Rehabilitation Exit Term Sheet or this Agreement, the “Rehabilitation Exit Transactions”), to be conducted pursuant to transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).
D.Exhibit C hereto (the “Secured Notes Term Sheet” and, together with the Rehabilitation Exit Term Sheet and the Exchange Offer Term Sheet, the “Term Sheets”) sets forth the key terms of new secured notes (the “New Secured Notes”) or, in specified events, cash in lieu of secured notes to be offered, along with the other consideration specified in the Rehabilitation Exit Term Sheet and Exchange Offer Term Sheet, to eligible holders of Holder Deferred Amounts and Senior Surplus Notes pursuant to the Rehabilitation Exit Transactions.
E.Effective as of the Effective Date, the Parties intend to enter into a waiver and amendment to the Settlement Agreement, dated as of June 7, 2010 between the Company, Parent, Ambac Credit Products, LLC, and the other signatories thereto (the “Settlement Agreement”), substantially in the form attached as Exhibit D hereto (the “Waiver and Amendment”).
F.Exhibit E hereto sets forth the illustrative transaction mechanics for effectuating the Rehabilitation Exit Transactions (the “Transaction Mechanics”).
G.The Parties have agreed to the terms and conditions of the Rehabilitation Exit Transactions set forth herein and in the Term Sheets.

H.The Company intends to launch the Exchange Offers no less than 20 Business Days, as defined herein, prior to the Effective Date. The Closing Date and the Effective Date are intended to occur concurrently.
AGREEMENT:
NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Section 1.Definitions. In addition to the terms defined above, as used in this Agreement, the following terms shall have the meanings specified below:
a.“Agent’s Message” means a message, transmitted by The Depository Trust Company to, and received by, the exchange agent and forming a part of a book-entry confirmation, stating that The Depository Trust Company has received from the tendering participant an express acknowledgment stating: (i) the aggregate principal amount of Holder Deferred Amounts or Senior Surplus Notes validly tendered by such participant, (ii) that such participant has received a copy of the offering document and letter of transmittal with respect to the Exchange Offer and agrees to be bound by the terms and conditions of the Exchange Offer as described in the offering document and letter of transmittal with respect to the Exchange Offer, and (iii) that the Company may enforce the terms and conditions of the letter of transmittal with respect to the Exchange Offer against such participant.
b.“Approval Order” means the entry of an order by the Rehabilitation Court, which order is not subject to a stay of execution, approving the Rehabilitation Plan Amendment.
c.“Business Day” means any day other than Saturday, Sunday, and any day that is a legal holiday or a day on which banking institutions in New York, New York are required or authorized by law or governmental action to close.
d.“Closing” means the closing of the Exchange Offer.
e.“Closing Date” means the date on which the Closing occurs.
f.“Definitive Documents” means the final documentation of the Rehabilitation Plan Amendment substantially on the terms and conditions set forth in the Rehabilitation Exit Term Sheet, documentation of the Exchange Offer substantially on the terms and conditions set forth in the Exchange Offer Term Sheet, documentation of the New Secured Notes substantially on the terms and conditions set forth in the New Secured Notes Term Sheet, the Waiver and Amendment, and any other documents contemplated hereby and/or ancillary or incidental to the Term Sheets.
g.“Deferred Amounts” shall have the meaning given to such term under the Existing Plan.
h.“Group’s Counsel” means a nationally recognized firm with experience in the matters described in this Agreement reasonably acceptable to the Company; provided that, for the avoidance of doubt, the Company hereby acknowledges that Schulte, Roth & Zabel LLP and White & Case LLP are acceptable to the Company as Group’s Counsel.
i.“Holder Deferred Amounts” shall mean the beneficial interest in the Deferred Amounts held by the Holders.
j.“Effective Date” has the meaning given such term in the Rehabilitation Exit Term Sheet.

k.“Existing Plan” means that certain Plan of Rehabilitation, as amended, effective as of June 12, 2014, as further amended and/or clarified from time to time.
l.“Fiscal Agency Agreement” means that certain Fiscal Agency Agreement, dated as of June 7, 2010, between the Company, as Issuer, and the Bank of New York Mellon, as Fiscal Agent (as amended, modified, or otherwise supplemented from time to time prior to the date hereof) relating to the Senior Surplus Notes.
m.“Joining Holder Agent” means any third party agent reasonably satisfactory to the Holders appointed by AAC to track transfers of Senior Surplus Notes and Holder Deferred Amounts that are subject to this Agreement.
n. “OCI” means the Wisconsin Office of the Commissioner of Insurance.
o.“Regulator” means each of (i) the Rehabilitator, (ii) OCI, (iii) the Rehabilitation Court and (iv) a regulatory authority with jurisdiction over the operations of a Party.
p.“Rehabilitation Court” means the Circuit Court for Dane County, Wisconsin.
q.“Rehabilitation Proceeding” means the rehabilitation proceeding commenced in the Rehabilitation Court on March 24, 2010 with respect to the Segregated Account titled In the matter of: Segregated Account of Ambac Assurance Corporation, Case No. 10 CV 1576.
r.“Rehabilitator” means the Commissioner of Insurance of the State of Wisconsin, as court-appointed rehabilitator of the Segregated Account.
s.“Remaining Senior Surplus Notes” means the Senior Surplus Notes and the Segregated Account Surplus Notes that remain outstanding immediately following the consummation of the Rehabilitation Exit Transactions.
t. “Representatives” means a person’s or entity’s former and current officers, former and current directors, former and current principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, and other professionals, each solely in its capacity as such.
u. “SEC” means United States Securities and Exchange Commission.
v.“Segregated Account Senior Surplus Notes” means the 5.1% Surplus Notes due June 7, 2020, issued by the Segregated Account pursuant to that certain Fiscal Agency Agreement, dated as of July 19, 2010, between the Segregated Account, as Issuer, and the Bank of New York Mellon, as Fiscal Agent (as amended, modified, or otherwise supplemented from time to time prior to the date hereof) relating to the Segregated Account Senior Surplus Notes, and held by the Ambac Parties at the date hereof.
w. “Senior Surplus Notes” means the 5.1% Surplus Notes due June 7, 2020, issued by the Company pursuant to the Fiscal Agency Agreement.
x.“Signing Date” means the date of the execution of this Agreement.

Section 2.    Term Sheets. The Term Sheets are expressly incorporated herein and made a part of this Agreement. The key terms and conditions of the Rehabilitation Exit Transactions are set forth in the Term Sheets.
Section 3.    Definitive Documents; Good Faith Cooperation.
(a)    The Parties hereby covenant and agree to cooperate with each other in good faith in connection with, and shall exercise reasonable best efforts with respect to, the pursuit, approval, implementation, and consummation of the Rehabilitation Exit Transactions, as well as the negotiation, drafting, execution, and delivery of the Definitive Documents.
(b)    The Parties hereby covenant and agree to use commercially reasonable efforts to complete the negotiation and drafting of the forms of the Definitive Documents, which shall be reasonably satisfactory to each Party, on or prior to the date the Rehabilitator files a motion in the Rehabilitation Court seeking entry of the Approval Order.
(c)    The Parties hereby covenant and agree not to (i) object to, delay, impede, or commence any proceeding pertaining to, or take any other action to interfere, directly or indirectly, in any material respect with the acceptance or implementation of, the Rehabilitation Exit Transactions; (ii) encourage or support any person or entity to do any of the foregoing, or (iii) in the case of any Holder, exercise any rights under any agreement with the Company or the Segregated Account, including, but not limited to, the Fiscal Agency Agreement, or instruct any other party to exercise any such rights, except as consistent with this Agreement.
(d)    Following the consummation of the Rehabilitation Exit Transactions and until the earlier of (i) June 8, 2020 and (ii) the date on which at least 25% of the principal amount of Remaining Senior Surplus Notes are no longer outstanding, Parent shall hold and not sell Remaining Senior Surplus Notes which, as of June 30, 2017, have an aggregate of $60 million of principal amount and accrued and unpaid interest outstanding. This Section 3(d) shall survive consummation of the Rehabilitation Exit Transactions.
(e)    The Parties hereby covenant and agree to use commercially reasonable efforts to cooperate with and facilitate any reasonable procedures adopted by the Joining Holder Agent to track transfers of Deferred Amounts and Senior Surplus Notes and collect signature pages to joinder agreements pursuant to Section 6 hereof.
Section 4.    Support for the Rehabilitation Exit Transactions.
(a)    So long as this Agreement has not been terminated in accordance with its terms, each of Parent and the Company agrees and covenants that it will use commercially reasonable efforts to take or cause to be taken all actions commercially reasonable, necessary and appropriate in furtherance of the Rehabilitation Exit Transactions (provided that commercially reasonable efforts shall not require Parent to purchase or sell any securities, incur any material expense, give up any material rights, incur any material obligation or support any transaction, except as expressly set forth in this Agreement), including:
(1)    to prepare the solicitation materials relating to the Exchange Offers (the “Solicitation Materials”) in form and substance consistent with the Term Sheets, except to the extent otherwise consented to by the Group in accordance with Section 12 below;
(2)    to commence the Exchange Offers and disseminate the Solicitation Materials in a manner customary for comparable transactions;

(3)    to the extent within the Ambac Parties’ control, to assist the Rehabilitator in seeking satisfaction of all conditions precedent to the Rehabilitation Plan Amendment, as fully described in the Rehabilitation Exit Term Sheet;
(4)    to defend in good faith any suit or other legal or administrative proceeding (other than the Rehabilitation Proceeding) seeking to interfere with, impair, or impede the Rehabilitation Exit Transactions;
(5)    to promptly amend the Solicitation Materials as necessary and as may be required by applicable law and promptly distribute such amended Solicitation Materials to the Group;
(6)    to not directly or indirectly seek, solicit, support or encourage others to formulate any plan, sale, proposal, offer of winding up, liquidation, reorganization, merger, consolidation, dissolution, restructuring of the Company or the Segregated Account, or any tender offer, settlement offer, exchange offer, or alternative transaction for or involving the Senior Surplus Notes and Deferred Amounts other than the Exchange Offers and Rehabilitation Plan Amendment;
(7)    to not object to, nor otherwise commence any proceeding to oppose, the Rehabilitation Exit Transactions or any portion thereof;
(8)    subject to the satisfaction or waiver, in the Company’s or Parent’s (as the case may be) sole discretion, of any conditions precedent to the Exchange Offers, to consummate the Exchange Offers, including delivery of all securities required to be issued thereunder concurrently with effectiveness of the Rehabilitation Plan Amendment; and
(9)    to the extent within the Ambac Parties’ control, to assist the Rehabilitator in filing the Rehabilitation Plan Amendment to effectuate the Rehabilitation Exit Transactions with the Rehabilitation Court, along with a motion for entry of the Approval Order.
(b)    So long as this Agreement has not been terminated in accordance with its terms, each Holder (including, for the avoidance of doubt, any Joining Party) and, solely with respect to subsection (2) below, Parent, agrees and covenants that:
(1)    on or prior to the fifteenth (15th) Business Days preceding the scheduled expiration of the Exchange Offers, it shall deposit into an escrow account specified by the Rehabilitator, which account shall be for the benefit of the depositing Holders (the “Escrow Account”), its pro rata share of Senior Surplus Notes with an aggregate principal amount outstanding, which when taken together with accrued and unpaid interest thereon (together, “Total Value”), equal the amount required to be deposited into the Escrow Account by the Holders as set forth in the version of the Transaction Mechanics agreed upon following the Approval Order (the “Sponsoring Holder Notes”) and (ii) Parent shall deposit Notes with a Total Value equal to the amount required to be deposited into the Escrow Account by Parent as set forth in the version of the Transaction Mechanics agreed upon following the Approval Order;
(2)    it shall tender and not withdraw all Senior Surplus Notes beneficially owned by it, together with properly completed and duly executed letter(s) of transmittal or Agent’s Message(s) with respect to the Senior Surplus Notes it owns as required by the Solicitation Materials pursuant to and in accordance with the Exchange Offers;
(3)    it shall, upon the Closing Date, accept the consideration offered pursuant to the Rehabilitation Plan Amendment in full satisfaction of the Holder Deferred Amounts beneficially owned by it;

(4)    it shall not vote for, consent to, provide any support for, participate in the formulation of, or solicit or encourage others to formulate any tender offer, settlement offer, exchange offer, or any alternative transaction for or involving the outstanding Senior Surplus Notes and Holder Deferred Amounts other than the Exchange Offers and the Rehabilitation Plan Amendment;
(5)    it shall not object to, nor otherwise commence any proceeding to oppose, the Rehabilitation Exit Transactions, it being understood and agreed that each Holder shall not directly or indirectly seek, solicit, support, or encourage any other plan, sale, proposal, or offer of winding up, liquidation, reorganization, merger, consolidation, dissolution, or restructuring of the Company or the Segregated Account;
(6)    by signing this Agreement (or Joinder, as applicable), each Holder hereby authorizes the Group’s Counsel to, if requested by the Company or the Rehabilitator, provide to the Company for submission to or filing with the Rehabilitation Court or the Rehabilitator, as the case may be, (i) an affidavit from Group’s Counsel describing the support of the Holders for the Rehabilitation Plan Amendment and related transactions or (ii) a statement of the Holders’ support of the Rehabilitation Plan Amendment and related transactions, in each case in form and substance reasonably acceptable to AAC and the Holders; provided, however, that Holders will not be required to incur material expenses in connection with such filing, and neither the Holders nor Group’s Counsel will be required to or make an appearance in the Rehabilitation Court in support of the Rehabilitation Plan Amendment;
(7)    it shall, with respect to all Holder Deferred Amounts beneficially owned by the Holder, deliver a letter of support to the trustee(s) of the trusts holding such Holder Deferred Amounts (each a “Trustee”) requesting that the Trustee not to object to the Rehabilitation Plan Amendment; and
(8)    it shall deliver to the Company an executed signature page to the Waiver and Amendment on or prior to the Effective Date of the Plan Amendment, which signature page shall be held in escrow by the Company until the earlier of the termination of this Agreement (in which event it will be returned to the Holder) or immediately prior to the occurrence of the Closing (in which case it will be deemed released to the Company, thus making the Holder a signatory to the Waiver and Amendment, bound by its terms).
(c)    Each of the Parties agree that the tendered Senior Surplus Notes accepted by the Company shall be deemed to include all Senior Surplus Notes beneficially owned by the Holder that were the subject of call agreements entered into on June 7, 2010 with the Company.
Section 5.    Representations and Warranties.
(a)    Each of the Parties, severally and not jointly, represents and warrants to each of the other Parties that the following statements are true and correct as of the date hereof:
(1)    Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement and the Term Sheets.
(2)    Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.
(3)    No Conflicts. The execution, delivery, and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule, or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational documents) or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party, subject to satisfaction of the conditions set forth in the Term Sheets.
(4)    Governmental Consents. The execution, delivery, and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, notice to, or other action to, with, or by, any federal, state, or other governmental authority or regulatory body, except filings made, or such consents or approvals obtained, prior to the date hereof or as may be necessary or required (a) to comply with such Party’s disclosure obligations under relevant securities laws or (b) for approval by OCI or the Rehabilitation Court (including satisfaction of the conditions set forth in the Term Sheets).
(5)    Binding Obligation. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
(6)    Proceedings. No litigation or proceeding before any court, arbitrator, or administrative or governmental body is pending against it that would adversely affect its ability to enter into this Agreement or perform its obligations under this Agreement and the Term Sheets.
(b)    Each Holder represents and warrants, severally and not jointly, to each of the other Parties that the following statements are true, correct, and complete as of the date hereof:
(1)    Ownership. It is the sole legal and beneficial owner of the Senior Surplus Notes and/or Holder Deferred Amounts in the respective aggregate principal amounts previously provided to the Company by Group’s Counsel and as set forth on its signature page to this Agreement, free and clear of any pledge, lien, security interest, charge, claim, proxy, voting restriction, right of first refusal or other limitation on disposition of any kind and has made no prior assignment, sale or other transfer of, and has not entered into any other agreement to assign, sell or otherwise transfer, in whole or in part, any portion of its rights, title or interests in such Senior Surplus Notes and/or Holder Deferred Amounts. It is entitled to all of the rights and economic benefits of such Senior Surplus Notes and/or Holder Deferred Amounts and has full power and authority to act on behalf of, vote and consent to matters concerning such Senior Surplus Notes and/or Holder Deferred Amounts, including with respect to matters relating to the transactions contemplated by this Agreement and the Term Sheets and dispose of, exchange, assign and transfer and accept satisfaction of such Senior Surplus Notes and/or Holder Deferred Amounts pursuant to the transactions contemplated by this Agreement and the Term Sheets.
(2)    Transfers. It has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, or otherwise transfer, in whole or in part, any right, title, or interests in (or portion thereof) the Senior Surplus Notes and Holder Deferred Amounts referred to in Subsection 5(b)(1), except as permitted by Section 6 hereof.
(3)    Laws. It (i) is a sophisticated investor with respect to the transactions described herein with knowledge and experience in financial and business matters sufficient to evaluate the merits and risks of owning and investing in securities similar to the Senior Surplus Notes and Holder Deferred Amounts (including any securities that may be issued in connection with the Rehabilitation Exit Transactions), making an informed decision with respect thereto, and evaluating properly the terms and conditions of this Agreement, and it has made its own analysis and decision to enter in this Agreement, (ii) is (A) either (x) an “institutional accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act, (y) a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, or (z) a non-U.S. person within the meaning of Rule 902 of the Securities Act, and (B) a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended, and (iii) it has had the opportunity to meet with management of the Company and to ask questions and review information with respect to the Company’s and the Segregated Account’s business, financial condition, results of operations and financial and operational outlook, and it has obtained all information it deems necessary or appropriate in order to enter into this Agreement and make the investment decision contemplated hereby.
Section 6.    Transfer of Senior Surplus Notes and Holder Deferred Amounts.
(a)    Each Holder covenants and agrees that, so long as this Agreement has not terminated in accordance with its terms, it shall not, directly or indirectly, sell, pledge, hypothecate, or otherwise transfer any of its Senior Surplus Notes or Holder Deferred Amounts, or any right or interest (voting or otherwise) in any of its Senior Surplus Notes or Holder Deferred Amounts (including, without limitation, any participation therein) (any of the foregoing, an “Ambac Securities Trade”), except in accordance with applicable law, and, in the case of a sale, transfer, assignment or other disposition, to a party that (a) is a Holder, (b) executes and delivers to the Company, concurrently or prior to any binding commitment with respect to such transfer, assignment or other disposition, an agreement in writing, the form of which is attached hereto as Exhibit G, to be bound by all the terms of this Agreement with respect to the relevant Senior Surplus Notes, Holder Deferred Amounts, or other interests being transferred to such purchaser (which agreement shall include the representations and warranties set forth in Section 5 hereof) (a “Joining Party”) or (c) acquires any Senior Surplus Notes or Holder Deferred Amounts as a Qualified Marketmaker (as defined herein) in accordance with Section 6(b). In the event a Holder sells, pledges, hypothecates, or otherwise transfers any Senior Surplus Notes or Holder Deferred Amounts, the Holder shall promptly notify the Joining Holder Agent of such sale, pledge, hypothecation or other transfer. The Joining Holder Agent shall report to the Company upon request the then-current holdings of Holder Deferred Amounts and Senior Surplus Notes of any Holder or Joining Party.
(b)    This Agreement shall in no way be construed to preclude any Holder from acquiring additional Senior Surplus Notes or Holder Deferred Amounts. Any additional Senior Surplus Notes or Holder Deferred Amounts acquired by a Holder shall automatically be deemed to be Senior Surplus Notes or Holder Deferred Amounts of such Holder and shall be subject to all of the terms of this Agreement. In the event a Holder purchases or otherwise acquires any Senior Surplus Notes or Holder Deferred Amounts, the Holder shall promptly notify the Joining Holder Agent of such purchase. The Joining Holder Agent shall report to the Company upon request the then-current holdings of Holder Deferred Amounts and Senior Surplus Notes of any Holder or Joining Party. Notwithstanding anything else herein to the contrary, no acquisition of Senior Surplus Notes may be made by any Party within five (5) Business Days of any expiration date of the Exchange Offers without the Company’s prior written consent and contemporaneous notice to counsel for the Company. Notwithstanding anything to the contrary herein, a Qualified Marketmaker that acquires Senior Surplus Notes or Holder Deferred Amounts, subject to Section 6(a), with the purpose and intent of acting as a Qualified Marketmaker for such Senior Surplus Notes or Holder Deferred Amounts will be required to either (A) agree to be bound by this Agreement (but solely with respect to such securities so acquired) and to validly and timely tender its Senior Surplus Notes or Holder Deferred Amounts in accordance with the terms and conditions hereof, by executing and delivering to the Company a signature page to this Agreement in the form attached as Exhibit G hereto; notwithstanding anything to the contrary herein, the execution and delivery of such a signature page shall not result in the Qualified Marketmaker being subject to this Agreement or any of the terms hereof with respect to any other Senior Surplus Notes or Holder Deferred Amounts then held or controlled (or subsequently held or controlled) in any way whatsoever by such Qualified Marketmaker, or (B) contemporaneously transfer such Senior Surplus Notes or Holder Deferred Amounts (by purchase, sale, assignment, participation, or otherwise) to a Holder or to a Joining Party in accordance with the consent requirements of Section 6(a) above; provided that such transfer shall permit such Holder or Joining Party, as applicable, sufficient time to validly and timely tender such Senior Surplus Notes or Holder Deferred Amounts prior to any expiration date of the Exchange Offers; provided further that, to the extent any Holder is acting solely in its capacity as a Qualified Marketmaker and not with respect to any securities it owns for its own investment purposes that are unrelated to its activities as a Qualified Marketmaker, it may in its capacity as a Qualified Marketmaker transfer any ownership interests in Senior Surplus Notes or Holder Deferred Amounts that it acquires as a Qualified Marketmaker from a holder that is not a Holder or Joining Party to any transferee that is not a Holder or Joining Party without the requirement that such transferee be or become a Holder or Joining Party. As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims of a Party (or enter with customers into long and short positions in claims against a Party), in its capacity as a dealer or market maker in claims against a Party and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt or other securities).
(c)    Notwithstanding anything to the contrary herein, any acquisition or transfer of Senior Surplus Notes or Holder Deferred Amounts by a Holder that does not comply with the procedures set forth in this Agreement shall be null and void ab initio without the need for further action and the Company shall have the right to enforce the voiding of such transfer.
Section 7.    Termination by the Group. This Agreement may be terminated by Holders that, in the aggregate, beneficially own at least (i) 66 2/3% of the principal amount outstanding under the Senior Surplus Notes and (ii) 66 2/3% of the principal amount of the Holder Deferred Amounts, held by the Group as a whole, subject to the terms of this Agreement, upon the occurrence of any of the following events (each a “Group Termination Event”), by delivering written notice of the occurrence of such event in accordance with Section 15 below to the other Parties:
(a)    (i) within 75 days of the Signing Date, the Rehabilitator has not filed a motion in the Rehabilitation Court seeking entry of the Approval Order, (ii) the Confirmation Hearing (as defined in the Rehabilitation Exit Term Sheet) has not commenced within 180 days of the Signing Date, (iii) the Rehabilitation Exit Transactions have not been consummated within 270 days of the Signing Date, or (iv) the Parties have not satisfied the requirements of Section 3(b) above; provided that if the Rehabilitation Exit Transactions have not been consummated within 365 days of signing the Agreement, each Holder shall have the right to terminate the Agreement with respect to itself; or
(b)    the Rehabilitation Exit Transactions or the final Definitive Documents do not conform in all material respects to the Term Sheets with respect to the Rehabilitation Plan Amendment, Exchange Offers or the New Secured Notes, except as approved by the Group in accordance with Section 12 hereof; or

(c)    the Rehabilitator seeks an order or other relief from the Rehabilitation Court or other court of competent jurisdiction (including approval of an amendment to the Existing Plan) inconsistent in any material respect with the Term Sheets, or the Rehabilitation Court or other court of competent jurisdiction issues an order or grants relief (including approval of an amendment to the Existing Plan) inconsistent in any material respect with the Term Sheets; or
(d)    a material breach of any of the undertakings, representations, warranties, or covenants set forth in this Agreement by the Ambac Parties that is not, by its terms, curable or that is, by its terms, curable and is not cured by the 25th day after notice of such breach.
Notwithstanding anything herein to the contrary, a Holder may not seek to terminate this Agreement based upon a Group Termination Event arising out of its own actions or omissions in violation of this Agreement.
Section 8.    Termination by the Company. Parent and the Company shall have the right to terminate this Agreement on the occurrence of any of the following events (each a “Company Termination Event”) by giving written notice in accordance with Section 15 below to the other Parties:
(a)    the Rehabilitation Exit Transactions have not been consummated within 365 days of the Signing Date; or
(b)    the Rehabilitator seeks an order or other relief from the Rehabilitation Court or other court of competent jurisdiction (including approval of an amendment to the Existing Plan) inconsistent in any material respect with the Term Sheets, or the Rehabilitation Court or other court of competent jurisdiction issues an order or grants relief (including approval of an amendment to the Existing Plan) inconsistent in any material respect with the Term Sheets; or
(c)    a material breach of any of the undertakings, representations, warranties, or covenants set forth in this Agreement by any Holder that is not, by its terms, curable or that is, by its terms, curable and is not cured by the 25th day after notice of such breach.
Section 9.    Termination of Agreement. Each Party shall have the right to terminate this Agreement on the occurrence of any of the following events by giving written notice in accordance with Section 15 below to the other Parties:
(a)    any court of competent jurisdiction has entered a final, non-appealable judgment or order (i) declaring this Agreement or any material portion hereof to be illegal or unenforceable or (ii) restricting, preventing or prohibiting in any material respect the Rehabilitation Exit Transactions in a way that cannot reasonably be remedied by the Parties within the time periods set forth in Sections 7 and 8 hereof; or
(b)    the Parties mutually agree to do so upon the receipt of written notice delivered in accordance with Section 15 hereof.
Notwithstanding anything to the contrary in this Agreement, the Term Sheets, or any other agreement, this Agreement shall terminate on the earlier of (a) the election of the Holders to terminate this Agreement upon the occurrence of a Group Termination Event after expiration of any cure periods and satisfaction of any conditions set forth in Section 7 hereof; (b) the election of the Company or AFG to terminate this Agreement upon the occurrence of a Company Termination Event after expiration of any cure periods and satisfaction of any conditions set forth in Section 8 hereof and (c) the consummation of the Rehabilitation Exit Transactions.

Section 10.    Effect of Termination and of Waiver of Termination Event. On the delivery of the written notice referred to in Sections 7, 8, or 9 in connection with the valid termination of this Agreement, the obligations of each of the Parties hereunder shall thereupon terminate and be of no further force and effect (subject to the last sentence of this paragraph). Prior to the delivery of such notice the Group may waive the occurrence of a Group Termination Event and the Company may waive the occurrence of a Company Termination Event. No such waiver shall affect any subsequent termination event or impair any right consequent thereon. Upon termination of this Agreement, no Party shall have any continuing liability or obligation to the other Parties hereunder except as expressly provided otherwise herein; provided, however, that no such termination shall relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.
Section 11.    Disclosure; Publicity. The Company shall submit to Group’s Counsel drafts of any press releases, public documents and the portion of any and all filings with the SEC that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement or any Rehabilitation Exit Transactions at least two (2) Business Days prior to making any such disclosure. Except as required by applicable law or otherwise permitted under the terms of any other agreement between the Company and any Holder, no Party or its Representatives shall disclose to any person or entity (including, for the avoidance of doubt, any other Holder), other than Representatives to the Company, the principal amount or percentage of any Senior Surplus Notes and/or Holder Deferred Amounts held by any Holder, in each case, without such Holder’s prior written consent; provided that any Party may disclose information requested by a Regulator to the Regulator without limitation or notice to any Party or other person; provided further that (x) a Party may not disclose the holdings of any individual Holder to a Regulator if disclosure in the aggregate would be sufficient and (y) if such disclosure is required by law, subpoena, or other legal process or regulation or requested by a Regulator, the disclosing Party shall (A) if legally permissible, afford the relevant Holder a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure and (B) seek to have such disclosure made under seal or pursuant to confidentiality restrictions acceptable to such Holder. The Company shall be permitted to disclose the aggregate principal amount or percentage of Senior Surplus Notes and/or Holder Deferred Amounts held by the Group. Notwithstanding the provisions in this Section 11, any Party may disclose, to the extent consented to in writing by a Holder, such Holder’s individual holdings.
Section 12.    Amendments. This Agreement may be modified, amended, or supplemented by a written agreement executed by the Company and the Holders that own, in the aggregate, (i) 66 2/3% of the principal amount outstanding under the Senior Surplus Notes and (ii) 66 2/3% of the principal amount of the Holder Deferred Amounts, held by the Group as a whole; provided, however that any modification, amendment or supplement to Section 7, this Section 12, the terms described under the headings “The DPO Offer” and “The AAC Offer” in the Exchange Offer Term Sheet, the terms described under the headings “Initial Exchange,” “Pre-Record Date Deferred Amounts” and “Post-Record Date Deferred Amounts” in the Rehabilitation Exit Term Sheet and the terms described under the headings “Secured Notes,” “Secured Notes Collateral,” “Ambac Note,” “Ambac Note Collateral,” “Maturity,” “Coupon,” Mandatory Prepayment,” “Principal and Interest Payments” and “Payment Preference” in the Secured Notes Term Sheet shall require the prior written consent of each Holder and the Ambac Parties. For the avoidance of doubt, without the prior consent of the Holders, the Company may modify, amend or supplement the Transaction Mechanics to the extent reasonably necessary to mechanically effectuate the economic terms of this Agreement; provided that such modification, amendment or supplement does not impact the economic terms or substantive requirements of this Agreement or the Rehabilitation Exit Transactions.

Section 13.    Further Assurances. Each of the Parties hereby further covenants and agrees to cooperate in good faith to execute and deliver all further documents and agreements and take all further action that may be commercially reasonably necessary or desirable in order to enforce and effectively implement the terms and conditions of this Agreement. Each Holder acknowledges that the Ambac Parties and the Segregated Account will continue their ongoing remediation, bond purchase and deleveraging efforts, including, but not limited to, through separate transactions with any of the Holders including, without limitation, those that have occurred since January 1, 2017 that are listed on Schedule A attached hereto. Each Holder agrees that it will not directly or indirectly engage in discussions regarding the RMBS Litigations (as defined in the Exchange Offer Term Sheet) with any litigant that is adverse to the Company or the Segregated Account in the RMBS Litigations or otherwise take any action, directly or indirectly, that could reasonably be expected to interfere with the RMBS Litigations, provided however, that this sentence shall not prohibit in any way whatsoever, the Holder from exercising any right it has or may have as a named party or directing holder in any litigation.1
Section 14.    Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. By its execution and delivery of this Agreement, each of the Parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in a federal court of competent jurisdiction in the Southern District of New York. By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits to the jurisdiction of such court, generally and unconditionally, with respect to any such action, suit, or proceeding.
Section 15.    Notices. All demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier service, messenger, facsimile, telecopy, or if duly deposited in the mails, by certified or registered mail, postage prepaid-return receipt requested, and shall be deemed to have been duly given or made (i) upon delivery, if delivered personally or by courier service, or messenger, in each case with record of receipt, (ii) upon transmission with confirmed delivery, if sent by facsimile or telecopy, or (iii) two (2) Business Days after being sent by certified or registered mail, postage pre-paid, return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:
____________________

[1]
For the avoidance of doubt, this provision is not intended to prohibit discussions that are unrelated to the RMBS Litigations nor is it intended to prevent a Holder from communicating to any person that it is unable to discuss or comment on the RMBS Litigations.

If to Parent, the Company, or any of their subsidiaries, to:
Ambac Assurance Corporation
One State Street Plaza
New York, NY 10004
Facsimile: (212) 208-3414
Attn:    Stephen M. Ksenak, Esq.
with a copy to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Facsimile: (212) 521-7036
Attn:    Steven J. Slutzky, Esq.
with a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Facsimile: (212) 310-8007
Attn:    Gary T. Holtzer, Esq.
Joseph T. Verdesca, Esq.
If to the Group, or any Holder, to:
Houlihan Lokey Howard & Zukin
245 Park Avenue, 20th Floor
New York, NY 10167
Facsimile: (612) 338-2938
Attn:    Fred Vescio
with a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Facsimile: (212) 593-5955
Attn:    Brian D. Pfeiffer, Esq.
If to the Joining Holder Agent, to the contact information to be posted on the Ambac Parties’ website at www.ambac.com.
Section 16.    Entire Agreement; Survival. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof, and supersedes all prior agreements with respect to the subject matter hereof; except that the Parties acknowledge that any confidentiality agreements executed between the Company and any Holder prior to the execution of this Agreement shall continue in full force and effect. Except as expressly provided otherwise herein, none of the covenants or agreements of the Parties contained in this Agreement shall survive consummation of the Rehabilitation Exit Transactions.

Section 17.    Settlement Discussions. This Agreement and the Term Sheet are part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.
Section 18.    Headings. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.
Section 19.    Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors and assigns, provided, however, that nothing contained in this paragraph shall be deemed to permit sales, assignments, or transfers other than in accordance with Section 6.
Section 20.    Specific Performance. Each Party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause other parties to sustain damages for which such parties would not have an adequate remedy at law for money damages, and therefore each Party hereto agrees that in the event of any such breach, such other parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such parties may be entitled, at law or in equity.
Section 21.    Several, Not Joint, Obligations. The agreements, representations, and obligations of the Parties under this Agreement are, in all respects, several and not joint.
Section 22.    Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.
Section 23.    No Waiver. The failure of any Party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power, or remedy or to demand such compliance.
Section 24.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by telecopier or email shall be as effective as delivery of a manually executed signature page of this Agreement.
Section 25.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 26.    No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third party beneficiary hereof.
Section 27.    Additional Parties. Without in any way limiting the provisions hereof, additional holders of Senior Surplus Notes and/or Holder Deferred Amounts may elect to become Parties by executing and delivering to the Company a counterpart hereof. Each such additional holder shall become a Party to this Agreement as a Holder in accordance with the terms of this Agreement.
Section 28.    No Solicitation. This Agreement is not intended to be, and each signatory to this Agreement acknowledges that this Agreement is not, a solicitation with respect to the Exchange Offers or the other transactions contemplated by the Rehabilitation Exit Transactions.
Section 29.    Consideration. It is hereby acknowledged by the Parties hereto that, other than as described or permitted herein and in the Term Sheets, no consideration shall be due or paid to the Holders for their agreement to tender their Holder Deferred Amounts and/or Senior Surplus Notes in the Exchange Offers, cast a vote in favor of the Waiver and Amendment or not object to the Rehabilitation Plan Amendment in accordance with the terms and conditions of this Agreement.
Section 30.    Receipt of Adequate Information; Representation by Counsel. Each Party acknowledges that it has received adequate information to enter into this Agreement and that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party shall have no application and is expressly waived. The provisions of the Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.
Section 31.    Interpretation. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first above written.
AMBAC ASSURANCE CORPORATION
By: /s/ Claude LeBlanc
Name:     Claude LeBlanc
Title:     President and Chief Executive Officer

AMBAC FINANCIAL GROUP, INC.
By: /s/ Claude LeBlanc
Name:     Claude LeBlanc
Title:     President and Chief Executive Officer

[Signature Page – Rehabilitation Exit Support Agreement]

The undersigned’s holdings have been separately certified to the Ambac Parties by the Group’s Counsel.

AMUNDI ABSOLUTE RETURN CANYON FUND P.L.C.,
in respect of Amundi Absolute Return Canyon Reflection Fund

By:	Canyon Capital Advisors LLC,
its Trading Manager

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

CANYON-ASP FUND, L.P.

By:	Canyon Capital Advisors LLC,
its Investment Advisor

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

CANYON BALANCED MASTER FUND, LTD.

By:	Canyon Capital Advisors LLC,
its Investment Advisor

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

THE CANYON VALUE REALIZATION MASTER FUND, L.P.

By:	Canyon Capital Advisors LLC,
its Investment Advisor

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page – Rehabilitation Exit Support Agreement]

The undersigned’s holdings have been separately certified to the Ambac Parties by the Group’s Counsel.

CANYON BLUE CREDIT INVESTMENT FUND, L.P.

By:	Canyon Capital Advisors LLC,
its Co-Investment Advisor

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

By:	Canyon Partners Real Estate LLC,
its Co-Investment Advisor

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

CANYON GRF MASTER FUND II, L.P.

By:	Canyon Capital Advisors LLC,
its Investment Advisor

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

CANYON DISTRESSED OPPORTUNITY INVESTING FUND II, L.P.

By:	Canyon Capital Advisors LLC,
its Investment Advisor

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page – Rehabilitation Exit Support Agreement]

The undersigned’s holdings have been separately certified to the Ambac Parties by the Group’s Counsel.

CANYON NZ-DOF INVESTING, L.P.

By:	Canyon Capital Advisors LLC,
its Investment Advisor

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

PERMAL CANYON IO LTD.

By:	Canyon Capital Advisors LLC,
its Investment Advisor

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

P CANYON IE, a sub-fund of Permal Managed Account Platform ICAV

By:	Canyon Capital Advisors LLC,
its Investment Advisor

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

CANYON VALUE REALIZATION MAC 18 LTD.

By:	Canyon Capital Advisors LLC,
its Investment Advisor

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page – Rehabilitation Exit Support Agreement]

The undersigned’s holdings have been separately certified to the Ambac Parties by the Group’s Counsel.

CANYON VALUE REALIZATION FUND, L.P.

By:	Canyon Capital Advisors LLC,
its Investment Advisor

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

WELLS FARGO ADVANTAGE ALTERNATIVE STRATEGIES FUND

By:	River Canyon Fund Management LLC,
its Investment Sub-Advisor

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

CANYON DISTRESSED OPPORTUNITY MASTER FUND II, L.P.

By:	Canyon Capital Advisors LLC,
its Investment Advisor

/s/ Jonathan M. Kaplan
By:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page – Rehabilitation Exit Support Agreement]

The undersigned’s holdings have been separately certified to the Ambac Parties by the Group’s Counsel.

CVI CVF III LUX SECURITIES S.A.R.L.

/s/ Cecile Gadisseur
By:	Cecile Gadisseur
Its:	Manager

CVI CVF II LUX SECURITIES TRADING S.A.R.L.

/s/ Cecile Gadisseur
By:	Cecile Gadisseur
Its:	Manager

CVIC LUX SECURITIES TRADING S.A.R.L.

/s/ Cecile Gadisseur
By:	Cecile Gadisseur
Its:	Manager

CARVAL GCF LUX SECURITIES S.A.R.L.

/s/ Cecile Gadisseur
By:	Cecile Gadisseur
Its:	Manager

CVI CHVF LUX SECURITIES S.A.R.L.

/s/ Cecile Gadisseur
By:	Cecile Gadisseur
Its:	Manager

CVIC II LUX SECURITIES TRADING S.A.R.L.

/s/ Cecile Gadisseur
By:	Cecile Gadisseur
Its:	Manager

[Signature Page – Rehabilitation Exit Support Agreement]

CVI AA LUX SECURITIES S.A.R.L.

/s/ Cecile Gadisseur
By:	Cecile Gadisseur
Its:	Manager

CVF LUX SECURITIES TRADING S.A.R.L.

/s/ Cecile Gadisseur
By:	Cecile Gadisseur
Its:	Manager

[Signature Page – Rehabilitation Exit Support Agreement]

The undersigned’s holdings have been separately certified to the Ambac Parties by the Group’s Counsel.

CVI IOF MASTER FUND LP

By:	CarVal IOF GP LP, its general partner
By:	CarVal Carry GP Corp., its general partner

/s/ James Ganley
By:	James Ganley
Its:	Director

[Signature Page – Rehabilitation Exit Support Agreement]

The undersigned’s holdings have been separately certified to the Ambac Parties by the Group’s Counsel.

CENTERBRIDGE CREDIT PARTNERS, L.P.

By:	Centerbridge Credit Partners General Partner, L.P.,
its general partner

/s/ Richard Grissinger
By:	Richard Grissinger
Title:	Authorized Signatory

CENTERBRIDGE CREDIT PARTNERS MASTER, L.P.

By:	Centerbridge Credit Partners Offshore General Partner, L.P., its general partner

/s/ Richard Grissinger
By:	Richard Grissinger
Title:	Authorized Signatory

CENTERBRIDGE SPECIAL CREDIT PARTNERS, L.P.

By:	Centerbridge Special Credit Partners
General Partner, L.P., its general partner

/s/ Richard Grissinger
By:	Richard Grissinger
Title:	Authorized Signatory

CENTERBRIDGE SPECIAL CREDIT PARTNERS II, L.P.

By:	Centerbridge Special Credit Partners
General Partner II, L.P., its general partner

/s/ Richard Grissinger
By:	Richard Grissinger
Title:	Authorized Signatory

[Signature Page – Rehabilitation Exit Support Agreement]

The undersigned’s holdings have been separately certified to the Ambac Parties by the Group’s Counsel.

M.H. DAVIDSON & CO.

By:	M.H. Davidson & Co. GP, L.L.C.,
its general partner

/s/ Patrick Dennis
By:	Patrick Dennis
Title:	Managing Member

DAVIDSON KEMPNER INSTITUTIONAL PARTNERS, L.P.

By:	Davidson Kempner Advisers, Inc.,
its general partner

/s/ Patrick Dennis
By:	Patrick Dennis
Title:	Principal

DAVIDSON KEMPNER PARTNERS

By:	MHD Management Co., its general partner
MHD Management Co. GP, L.L.C., its general partner

/s/ Patrick Dennis
By:	Patrick Dennis
Title:	Managing Member

DAVIDSON KEMPNER INTERNATIONAL, LTD.

By:	Davidson Kempner Capital Management LP,
its investment manager

/s/ Patrick Dennis
By:	Patrick Dennis
Title:	Managing Member

[Signature Page – Rehabilitation Exit Support Agreement]

The undersigned’s holdings have been separately certified to the Ambac Parties by the Group’s Counsel.

DAVIDSON KEMPNER DISTRESSED OPPORTUNITIES FUND LP

By:	DK Group LLC,
its general partner

/s/ Patrick Dennis
By:	Patrick Dennis
Title:	Managing Member

DAVIDSON KEMPNER DISTRESSED OPPORTUNITIES INTERNATIONAL LTD.

By:	DK Management Partners LP,
its investment manager

/s/ Patrick Dennis
By:	Patrick Dennis
Title:	Limited Partner

DAVIDSON KEMPNER LONG-TERM DISTRESSED OPPORTUNITIES FUND LP

By:	Davidson Kempner Long-Term Distressed Opportunities GP LLC, its general partner

/s/ Patrick Dennis
By:	Patrick Dennis
Title:	Managing Member

DAVIDSON KEMPNER LONG-TERM DISTRESSED OPPORTUNITIES INTERNATIONAL MASTER FUND LP

By:	Davidson Kempner Long-Term Distressed Opportunities GP LLC, its general partner

/s/ Patrick Dennis
By:	Patrick Dennis
Title:	Managing Member

[Signature Page – Rehabilitation Exit Support Agreement]

The undersigned’s holdings have been separately certified to the Ambac Parties by the Group’s Counsel.

EJF CAPITAL LLC,

as Manager and Sole Member of certain affiliated entities holding Senior Surplus Notes and Deferred Amounts

/s/ Neal Wilson
By:	Neal Wilson
Title:	Chief Operating Officer

[Signature Page – Rehabilitation Exit Support Agreement]

Notwithstanding anything to the contrary set forth in the foregoing Rehabilitation Exit Support Agreement (“RESA”), (A) this signature page only applies to AXONIC CREDIT OPPORTUNITIES MASTER FUND, LP (the “Fund”) ’s Senior Surplus Notes in an original principal amount of $[intentionally omitted] (current face amount of $[intentionally omitted]) (the “Affected Amount”) and does not apply to any of its other holdings of Senior Surplus Notes or its Holder Deferred Amounts and (B) in order to allow the Fund’s existing financing of the Affected Amount of the Senior Surplus Notes to continue until it terminates in accordance with its terms or at the earlier election of the Fund, the Fund will have no liability under its representations and warranties under Sections 5(b)(1) or (2) or 6 of the RESA concerning its existing financing of the Affected Amount of the Senior Surplus Notes until August 8, 2017.
AXONIC CREDIT OPPORTUNITIES MASTER FUND, LP,
BY AXONIC CAPITAL LLC, ITS INVESTMENT MANAGER,
By: /s/ Jamshed Engineer
Name: JAMSHED ENGINEER
Title: AUTHORIZED SIGNATORY
Address: 390 PARK AVE., 15TH FLR., New York New York 10022
Attn.: DIRECTOR OF OPERATIONS

Principal Amount of Senior Surplus Notes Owned:	$[intentionally omitted]
Accrued and Unapproved Interest on Senior Surplus Notes Owned:	$[intentionally omitted]
Total Senior Surplus Notes Owned:	$[intentionally omitted]

Principal Amount Holder Deferred Amounts Owned:	$[intentionally omitted]
Accrued and Unpaid Payments on Holder Deferred Amounts Owned:	$[intentionally omitted]

[Signature Page – Rehabilitation Exit Support Agreement]

Exhibit A
Rehabilitation Exit Term Sheet
(see attached)

Exhibit A
SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION
PLAN AMENDMENT TERM SHEET
This Term Sheet1 sets forth the principal terms of the Amendment (the “Plan Amendment”) to the Plan of Rehabilitation (as amended or modified before the date of this Term Sheet, the “Plan”) of the Segregated Account of Ambac Assurance Corporation (“AAC”) to be filed in the Circuit Court for Dane County, State of Wisconsin (the “Court”) in the Rehabilitation Proceeding. As reflected in the rehabilitation exit support agreement dated July 19, 2017 (the “Rehabilitation Exit Support Agreement”), by and among AAC, AFG, and certain of the Segregated Account’s policyholders, creditors, and other claimants (the “Consenting Creditors”), to which the Term Sheet is an exhibit, this Plan Amendment is supported by AAC, AFG, and the Consenting Creditors.
THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REHABILITATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, WILL BE MADE ONLY IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES OR OTHER APPLICABLE LAWS.

Introduction
General:
The Plan Amendment is intended to allow for:
• amendment of the existing Plan to provide for the satisfaction and discharge in full of all Deferred Amounts with the consideration specified below;
• conclusion of the Segregated Account’s rehabilitation;
• termination of the Rehabilitation Proceeding;
• merger of the Segregated Account back into AAC (“Merger”); and
• payment of all future claims in full in cash on a going-forward basis.

Key Dates
Effective Date:	The date on which the Closing Conditions (as defined below) have been satisfied or waived by the Rehabilitator in his sole discretion.
Record Date:	The date the Court enters the order (the “Confirmation Order”) approving the Plan Amendment.

[1]	Capitalized terms used but not otherwise herein defined have the meanings ascribed to them in the Plan and the Rehabilitation Exit Support Agreement, each as the case may be.

2

Deferred Amount Treatment
Initial Exchange:[2]
The Plan Amendment will provide that, on the Effective Date, an aggregate of $298 million in Deferred Amounts (including Accretion Amounts) [3] outstanding as of the Record Date be transferred pro rata from all holders of Deferred Amounts (other than AAC and Ambac Financial Group, Inc. (“AFG,” collectively with AAC and the Segregated Account, the “Ambac Parties”)) (i) to AFG in exchange for AFG’s transfer of $132 million (principal plus accrued interest)[4] of GA SSNs (as defined below) to such holders and (ii) to the third-party holders of GA SSNs who are signatories to the Rehabilitation Exit Support Agreement (the “Sponsoring GA SSN Holders”) in exchange for the Sponsoring GA SSN Holders’ transfer of $166 million (principal plus accrued interest)[5] of GA SSNs (as defined below) to such holders (collectively, the “Initial Exchange”). The Initial Exchange will be effectuated pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”). [6]

Pre-Record Date Deferred Amounts:[7]
Immediately after the Initial Exchange, pursuant to Section 2.02 of the Plan and Section 2.04 of the Payment Guidelines, each Deferred Amount established by the Rehabilitator based on Permitted Policy Claims arising from a right to payment occurring prior to the Record Date (collectively, “Pre-Record Date Deferred Amounts”) shall receive the following consideration:
• 45.7% in legal tender of the United States of America (“Cash”); and
• 46.9% in Senior Secured Notes pursuant to an offering made under Section 3(a)(10) of the Securities Act (together with the Cash and the Senior Secured Notes, the “Deferred Amount Consideration”).
Notwithstanding the foregoing, any Pre-Record Date Deferred Amounts held by AFG (including Deferred Amounts received by AFG in the Initial Exchange) shall receive Senior Secured Notes in lieu of the Cash to which it would otherwise be entitled, such that AFG’s Deferred Amount Consideration shall consist exclusively of 91.3% in Senior Secured Notes. To the extent provided by the Existing Plan, accretion shall be payable on such Pre-Record Date Deferred Amounts for the period from the Record Date until the Effective Date.
The remaining 7.4% of all Pre-Record Date Deferred Amounts not held by AFG and 8.7% of Pre-Record Date Deferred Amounts held by AFG shall be discharged without further consideration (the “Discharged Deferred Amount”). The Discharged Deferred Amount will serve to discharge any related Accretion Amounts. If the related Accretion Amount is less than 7.4% of any Pre-Record Date Deferred Amount, then the remainder of the Discharged Deferred Amount shall serve to discharge a portion of the applicable outstanding Deferred Amount.
Should the Ambac Parties settle any of the RMBS Litigation (as defined in the Senior Secured Notes Term Sheet) before the Effective Date, any proceeds received by the Ambac Parties from such settlement shall replace Senior Secured Notes having a face amount equal to the amount of such proceeds that would otherwise be issued as Senior Secured Notes Consideration, in each case to the extent such proceeds would have been payable to holders of Senior Secured Notes had such settlement proceeds been instead received immediately after issuance of the Senior Secured Notes.

[2]
All amounts referenced in this Term Sheet are current estimates assuming a transaction closing date of June 30, 2018 and are subject to change pending a final reconciliation of Policy Claims and Deferred Amounts.

[3]	Equal to 12.5% of all Deferred Amounts (including outstanding Accretion Amounts) not held by AFG or AAC (the “Third Party Deferred Amounts”).

[4]	Equal to all (i) GA SSNs and SA SSNs held by AFG as of the Record Date less (ii) $100 million, less (iii) accrued and unpaid interest on $100 million of SSNs between June 30, 2017 and the Record Date.

[5]	Equal to 12.5% of all Third Party Deferred Amounts less the amount specified in footnote 5.

[6]	The various steps and transactions that constitute the Initial Exchange are detailed in the transaction mechanics presentation annexed hereto as Exhibit B (the “Transaction Mechanics”).

[7]	Any percentages referenced herein are subject to (i) final determination of the outstanding amounts of Third Party Deferred Amounts and (ii) the total issuance of Senior Secured Notes.

3

Post-Record Date Permitted Policy Claims:
All Permitted Policy Claims arising from a right to payment occurring on or after the Record Date (collectively, “Post-Record Date Permitted Policy Claims”) shall, subject to the Effective Date, receive payment in Cash in full in accordance with the terms of the relevant Policy.
Post-Record Date Permitted Policy Claims shall be paid in full in Cash; provided, however, that if the Rehabilitation Exit Support Agreement is terminated prior to the occurrence of the Effective Date, the Rehabilitator shall reset the IPP for such Claims to 45% and establish Deferred Amounts for the balance of such Claims to be paid in accordance with the Plan.

Netting of Recoveries
Deferred Amount Consideration issuable with respect to any Deferred Amount, and Cash payable with respect to any Post-Record Date Deferred Amount, shall be reduced by the amount of any settlements, payments, distributions, or other recoveries received by the holder(s) of such Deferred Amount since the establishment of such Deferred Amount.

Source of Consideration:
The Cash will be paid by the Segregated Account, which will obtain such Cash from AAC pursuant to the Segregated Account’s rights under the Reinsurance Agreement. The Senior Secured Notes will be issued by a special purpose entity established by AAC to holders of Deferred Amounts on behalf of the Segregated Account, in satisfaction of AAC’s obligations to the Segregated Account under the Reinsurance Agreement, and will be based on the terms and conditions set forth in the term sheet attached as an exhibit to the Rehabilitation Exit Support Agreement (the “Senior Secured Notes Term Sheet”).

Classification and Treatment of Claims
Administrative Claims:	All Permitted Administrative Claims shall be satisfied or otherwise paid in the ordinary course as they come due.
Deferred Amounts:	As described under “Deferred Amount Treatment” above.
Senior Surplus Notes of the Segregated Account (“SA SSNs”)
Effective immediately prior to the Effective Date, Section 2.05 of the Plan shall be deleted from the Plan and be of no further force or effect.
• Holders of SA SSNs will not be entitled to any payment or other consideration arising out of, as a result of, or related to, the Plan Amendment, including any portion of the Deferred Amount Consideration.
• The Plan Amendment will not limit any rights of holders of SA SSNs to receive amounts to which they would be entitled by operation of Section 2.05 of the Plan to the extent arising from distributions made under the Plan prior to the Effective Date.
SA SSNs will continue to remain outstanding after the Effective Date as Remaining Senior Surplus Notes, with AAC, as the obligor thereunder as a result of the Merger.

Junior Surplus Notes of the Segregated Account (“SA JSNs”):
Holders of SA JSNs will not be entitled to any payment or other consideration arising out of, as a result of or related to the Plan Amendment, including any portion of the Deferred Amount Consideration. SA JSNs will continue to remain outstanding after the Effective Date, with AAC as the obligor thereunder as a result of the Merger.

Implementation
Distribution Procedures:
From and after the Effective Date, Trustees receiving Deferred Amount Consideration will, on the next occurring Bond Distribution Date, distribute such Deferred Amount Consideration to the holders of securities insured by the policies to which such Deferred Amount Consideration relates.

Requested Court Findings	The Rehabilitator intends to request that the Court make the findings of fact and conclusions of law set forth on Exhibit A in connection with the Court’s approval of the Plan Amendment.

4

Termination of Intracompany Agreements:
On the Effective Date, without further action by the Court, the Reinsurance Agreement, the Secured Note, the Cooperation Agreement, and the Management Agreement will terminate and no longer be of any force or effect, all of AAC’s obligations thereunder will be deemed to have been satisfied in full and AAC will have no further obligation thereunder.

Termination of Rehabilitation Proceeding:
The Rehabilitation Proceeding will terminate on the Effective Date without further action of the Court. AAC will resume possession of its property and the conduct of its business upon termination of the Rehabilitation Proceeding.

Termination of Duties of Rehabilitator:
On the Effective Date, the Rehabilitator will be discharged of all duties as Rehabilitator and the Rehabilitator’s employees and appointed agents will be discharged of their duties, if any, with respect to the rehabilitation of the Segregated Account. The Rehabilitator and his employees and appointed agents will have no liability for actions taken by AAC from and after the Effective Date.

Notice Mechanics
The Rehabilitator will give notice of the Plan Amendment and Amended Disclosure Statement by:
• Posting them to the Website on the date that the Rehabilitator files a motion to amend the Plan;
• Distributing them to policyholders by first-class mail; and
• By publication in (a) USA Today, National Edition, (b) the Milwaukee Journal Sentinel, and (c) and any other newspaper designated by the Rehabilitator in his sole discretion.
On the Effective Date, or as soon as reasonably practicable thereafter, the Rehabilitator will post a notice to the Website advising of the Effective Date of the confirmed Plan Amendment (the “Amended Plan”).

Conditions to Plan Effectiveness

5

Conditions to Effectiveness of Plan Amendment :
Unless otherwise specified herein, the Effective Date shall be conditioned upon each of the following conditions having been satisfied or waived by the Rehabilitator in his sole discretion (collectively, the “Closing Conditions”):
• The Plan Amendment will have been approved by the Court, including an approval as to the procedural and substantive fairness of the terms and conditions of the issuance of the Senior Secured Notes and the exchange of Deferred Amounts for GA SSNs pursuant to the Initial Exchange, in form and substance satisfactory to the Rehabilitator and consistent with the requirements of Section 3(a)(10) under the Securities Act and any “Blue Sky” laws required for the issuance of the Senior Secured Notes and the exchange of Deferred Amounts for GA SSNs pursuant to the Initial Exchange, and such order will have become a Final Order;
• As of the Effective Date, AAC will have sufficient capital and claims-paying resources to effect all of the transactions contemplated hereto and to exit rehabilitation;
• The conditions (other than effectiveness of the Amended Plan) to consummation of the Exchange Offers (as such term is defined in the Exchange Offer Term Sheet annexed to the Rehabilitation Exit Support Agreement) will have been satisfied or waived in full in accordance with the terms thereof;
• AFG will have received from the Internal Revenue Service a ruling, in form and substance reasonably satisfactory to the Rehabilitator, AAC, and AFG, that neither (i) the satisfaction of the Deferred Amounts pursuant to the Plan Amendment nor (ii) any exchange by AAC for Senior Surplus Notes contemplated by the Definitive Documents will be a “designated event” for purposes of Internal Revenue Service Notice 2004-37; and
• AAC will have received opinions from Sidley Austin LLP regarding the tax treatment of those aspects of the Transaction Mechanics, Plan Amendment, Exchange Offers, Waiver and Amendment, and certain transactions entered into to satisfy the condition regarding capital and claims-paying resources described above, that are relevant to the continued affiliation of AAC with AFG for federal income tax purposes, to the continued availability of AAC’s net operating losses, and to REMIC matters, with such opinions in form and substance satisfactory to the Rehabilitator and reasonably satisfactory to AAC; provided that this Closing Condition may only be waived by AAC in its sole discretion.

General Provisions

6

No Defaults:
On the Effective Date, any default, event of default, or other event or circumstance relating to AAC, the Segregated Account, or any subsidiary thereof, then existing or alleged to exist (or that would exist with the passing of time or the giving of notice or both), under any agreement will be deemed to be cured and not to have occurred or existed, now, in the past or in the future, to the extent such default, event of default, or other event or circumstance is, or is alleged to be, due or relating to, or arising under or as a result of, the terms, existence, execution, delivery, performance in accordance with the terms thereof or the creation or consummation (in each case as applicable) of: (i) any Plan Amendments; (ii) the Plan or any previous versions of the Plan; (iii) the Segregated Account; (iv) the Merger; (v) the Exchange Offers; (vi) the Definitive Documents; (vii) the Rehabilitation Proceeding and all orders of the Rehabilitation Court entered therein; (viii) the grounds for the Rehabilitation Proceeding; (ix) the failure of AAC or the Segregated Account to pay any amount prior to the Effective Date under any Policy or Transaction Document; (x) the financial condition of AAC prior to the Effective Date resulting from the Rehabilitation Proceeding or the grounds for the Rehabilitation Proceeding; or (xi) noncompliance by AAC or the Segregated Account with any provision of any Policy or Transaction Document prior to the Effective Date (collectively, the “Rehabilitation Circumstances”).
The foregoing shall apply to, among other things, determination of control rights, waterfall priority, subrogation and entitlement to distributions and reimbursements under documents governing transactions as to which the Segregated Account or AAC had issued a financial guaranty policy.

Releases:
As of the Effective Date, all holders and beneficial holders of Deferred Amounts shall release unconditionally and forever each of (i) the Ambac Parties, (ii) the Rehabilitator, (iii) the attorneys, agents, advisors, representatives, officers, directors, and employees of each of the Ambac Parties and the Rehabilitator, and any advisors retained by the Representatives (as defined below) of the foregoing (collectively, the “Representatives”), from any and all Causes of Action based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the date of the Order of Rehabilitation and arising from or relating to the operation of the Rehabilitation Proceeding (including the Rehabilitation Circumstances, the commencement of the Rehabilitation Proceeding, the preparations therefor, negotiations relating thereto, any restructuring work relating thereto and preparation of the Amended Plan); provided that the foregoing shall not affect the liability of any such Person that otherwise would result from any act or omission that is determined by a Final Order to constitute willful misconduct, gross negligence, intentional fraud, criminal conduct, intentional unauthorized misuse of confidential information that causes damages or ultra vires acts.

Discharge:
On the Effective Date, all obligations of the Segregated Account to the extent arising on or prior to the Effective Date will be deemed discharged in full, including without limitation with respect to Policy Claims arising prior to the Record Date.
The foregoing will not limit:
• rights of Segregated Account policyholders as to which a Deferred Amount is outstanding as of the Record Date to receive the Deferred Amount Consideration in accordance with the terms of the Amended Plan;
• rights of holders of Post-Record Date Claims to receive payment in full in cash of valid Policy Claims arising on and after the Record Date; and
• rights provided to holders of SA SSNs and SA JSNs under the express terms of such instruments (it being understood that the obligor under such instruments will be AAC, after giving effect to the Merger).

7

Exculpation:
As of the Effective Date, each of (i) the Ambac Parties, (ii) the Rehabilitator, (iii) the Sponsoring GA SSN Holders, (iv) the Representatives and employees of each of the Ambac Parties, the Rehabilitator, the Sponsoring GA SSN Holders, and any advisors retained by the Representatives of the foregoing, and (v) the directors, officers, and employees of the Ambac Parties, the Sponsoring GA SSN Holders, and any advisors retained by the Representatives of the foregoing (collectively, the “Exculpated Parties”), are exculpated from any and all Causes of Action based in whole or in part on any act, omission, transaction, event or other occurrence arising out of, in connection with or otherwise relating to the Rehabilitation Proceeding (including the commencement of the Rehabilitation Proceeding, the preparation therefor, negotiations relating thereto, any restructuring work relating thereto, any Court orders sought or obtained, and the administration of the Rehabilitation Proceeding), the Disclosure Statement (including the Disclosure Statement’s formulation, negotiation, preparation and dissemination), the Plan and the Plan Amendment (including the Plan and Plan Amendment’s formulation, negotiation, preparation, dissemination and approval) or any contract, instrument, document or other agreement entered into as part of or pursuant to the Amended Plan (collectively, the “Exculpated Causes of Action”); provided that the foregoing shall not affect the liability of any such Person that (i) arises out of any uncured breach of the Rehabilitation Exit Support Agreement or (ii) otherwise would result from any act or omission that is determined by a Final Order to constitute willful misconduct, gross negligence, intentional fraud, criminal conduct, intentional unauthorized misuse of confidential information that causes damages or ultra vires acts.

Injunction:
Except as provided in the Definitive Documents (e.g., Post-Effective Date Resolution of Disputes Regarding Policy Claims), as of the Effective Date, all persons and entities will be precluded from asserting against the Ambac Parties, or their respective successors or property or any of their respective current or former members, shareholders, affiliates, officers, directors, employees or agents, any Deferred Amounts, obligations, rights, causes of action or liabilities, based upon any act, omission, transaction, or other activity of any kind or nature to the extent arising out of the Rehabilitation Circumstances. Without limiting the foregoing, the following actions with respect to a Deferred Amount will be enjoined:
• commencing or continuing in any manner any action or other proceeding on account of such Deferred Amount, or the property to be distributed under the terms of the Amended Plan, other than to enforce any right to the Deferred Amount Consideration;
• enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Ambac Parties;
• creating, perfecting, or enforcing any Lien or other encumbrance against property of the Ambac Parties, or any property to be distributed under the terms of the Amended Plan;
• asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due to the Ambac Parties, or any direct or indirect transferee of any property of, or successor in interest to, the Ambac Parties as prohibited by Wis. Stat. § 645.56; and
• acting or proceeding in any manner, in any place whatsoever, that does not comply with the provisions of the Amended Plan.

Preservation of Causes of Action:	Except to the extent expressly released under the Amended Plan, AAC will retain all rights to commence and pursue any and all claims and causes of action, including those of the Segregated Account.
Definitive Documents and Due Diligence:
This Term Sheet is indicative, and non-binding, and any final agreement will be subject to the Definitive Documents. The Definitive Documents will contain terms, conditions, representations, warranties, and covenants, each customary for the transactions described herein consistent with the terms of this Term Sheet.

8

Retention of Jurisdiction:
The Rehabilitation Court will retain exclusive jurisdiction to hear and determine all matters arising out of, or related to, the implementation, interpretation and/or enforcement of the Confirmation Order, the Rehabilitation Proceeding, and the Amended Plan.

Pre-Effective Date resolution of Disputes regarding Deferred Amounts:
The Effective Date shall have no effect on, and shall not otherwise provide additional rights to holders of Deferred Amounts, prior to the Effective Date, where any Claims relating to such Deferred Amounts have been Permitted, Disallowed, satisfied, terminated, commuted, or extinguished pursuant to the Plan.

Post-Effective Date Resolution of Disputes regarding Policy Claims:
From and after the Effective Date, AAC will be empowered to dispute, settle and otherwise resolve any disputes regarding Policy Claims that are based on events, occurrences, and circumstances occurring before the Effective Date, and are otherwise not Permitted before the Effective Date (including as to their calculation, allowance, allocation and payment) pursuant to dispute resolution procedures to be included in the Amended Plan, which shall be substantially consistent with the dispute resolution procedures included in the Plan and which shall be reasonably acceptable to AAC, the Rehabilitator, and the Sponsoring GA SSN Holders (the “Dispute Resolution Procedures”). Disputes resolved in accordance with the Dispute Resolution Procedures shall be binding on holders of such Policy Claims.

Payment of ACP Obligations:
Distribution of Deferred Amount Consideration on account of Policy Claims related to the obligation of Ambac Credit Products, LLC (“ACP”) under certain related credit default swaps, shall be deemed payment by ACP of its obligations under such credit default swap.

Plan Applicable until Effective Date:
With respect to periods preceding the Effective Date, the Plan and all orders from the Court will remain in full force and effect in all respects, including with respect to:
• allowance, determination, payment and dispute of Claims and Deferred Amounts;
• disallowance of Claims not filed in accordance with the timing and other requirements of the Plan;
• the validity of any action, determination or other matter effected prior to the Effective Date pursuant to the Plan; and
• utilization of Alternative Resolutions to resolve Claims and Deferred Amounts.
With effect from and after the Effective Date, the Amended Plan shall supersede the Plan and, to the extent inconsistent with the Amended Plan, all orders from the Rehabilitation Court, in all respects.

9

EXHIBIT A
Requested Findings of Rehabilitation Court

◦	The evidence provided by the Rehabilitator establishes just and sufficient cause to grant the relief requested;

◦	The relief requested by the Rehabilitator is in the best interests of, and fair and equitable to, the Segregated Account’s policyholders, creditors and other claimants;

◦
Subject to satisfaction or waiver by the Rehabilitator of the conditions to effectiveness of the Plan Amendment, the rehabilitation has been accomplished and the grounds for rehabilitation no longer exist;

◦	The Rehabilitator’s disclosures regarding the Plan Amendment were sufficient for the Court and the public to assess the fairness and rational basis of the Plan Amendment and its specific provisions;

◦	Policyholders and all other parties-in-interest were afforded fair and reasonable notice and opportunity to be heard concerning approval of the Plan Amendment and its provisions;

◦
The Rehabilitator provided sufficient information to the Court in connection with the approval of the Plan Amendment to determine the value of the claims or interests to be treated pursuant to the Plan Amendment;

◦	The Plan Amendment is consistent with the priority structure of Wis. Stat §645.68 in furtherance of the equitable apportionment of unavoidable losses;

◦	The Plan Amendment is both feasible and fair and equitable to policyholders and others with an interest in the Segregated Account;

◦	The Rehabilitator lawfully exercised his discretion under Wisconsin law and the prior orders of the Court in preparing and submitting the Plan Amendment for approval by the Court;

◦
The Court has continuing exclusive jurisdiction to oversee the Rehabilitation Proceeding and its termination, including exclusive jurisdiction to conduct the hearings on approval of the Plan Amendment and to exercise continuing authority over matters arising following entry of a Final Order approving the Plan Amendment;

◦
Any securities issued or distributed during, and in furtherance of, the Rehabilitation Proceeding, or otherwise issued pursuant to the Plan, the Plan Amendment, are both procedurally and substantively fair, within prevailing standards of commercial fairness, to any recipients of such securities, it being understood that such issuance and distribution is being effected pursuant to an exemption from registration under Section 3(a)(10) of the Securities Exchange Act of 1933, as amended, in reliance upon this determination.

10

EXHIBIT B
Transaction Mechanics

Exhibit B

Note: Estimated payments assuming a transaction close on 6/30/2018. All amounts referenced are current estimates and are subject to change pending the actual timing of transaction close and a final reconciliation of Policy Claims and Deferred Amounts

Ambac

TRANSACTION MECHANICS

JUNE 30, 2017

ILLUSTRATIVE STRAWMAN

CURRENT STRUCTURE (ESTIMATED AS OF JUNE 30, 2018)

Ambac Financial Group, Inc. (AFG)

- $8mm DPOs
- $179mm GA SSNs
- $58mm SA SSNs

Ambac Assurance Corporation (AAC)

- $1,614mm DPOs

Third Party Creditors

Original DPO Holders

- $2,385mm DPOs

Sponsoring GA SSN Holders[1]

- $587mm GA SSNs

Non-Sponsoring GA SSN Holders

- $541mm GA SSNs

Note: All figures in this illustrative strawman are based on estimated June 30, 2018 amounts outstanding (but without reflecting the transfers into the GA SSN Escrow Account, as described on the following page) and are subject to change, including for changes in DPO amounts and actual timing of transaction closing. Strawman assumes 100% participation of all GA SSN Holders

1. "Sponsoring GA SSN Holders" are the subset of GA SSN Holders who will both (i) execute the Restructuring Support Agreement and (ii) transfer a portion of their GA SSNs into the GA SSN Escrow Account, as described on the following page. For illustrative purposes, Sponsoring GA SSN Holders are assumed to hold $587mm GA SSNs, consistent with holdings represented by the AHG to Ambac by AHG Advisors. Holdings have been accreted forward to 6/30/2018

Ambac

1

ILLUSTRATIVE STRAWMAN

DEPOSIT OF REMAINING GA SSNS INTO ESCROW ACCOUNT

0 AFG and the Sponsoring GA SSN Holders Transfer GA SSNs into Escrow Account

- Sponsoring GA SSN Holders transfer GA SSNs having an aggregate amount (par + accretion) equal to $166 million into a new escrow account (the "GA SSN Escrow Account") on a pro rata basis
- AFG transfers $132mm in GA SSNs into the GA SSN Escrow Account
- The GA SSN Escrow Account would end up with an aggregate of $298mm in GA SSNs, referred to as "Remaining SSNs"
- Establishment of, and deposits into, the GA SSN Escrow Account would occur on or prior to the 15th business day preceding the scheduled expiration of the exchange offers

Third Party Creditors
Ambac Financial Group, Inc. (AFG)
$8mm DPOs
$179mm GA SSNs
$58mm SA SSNs
Ambac Assurance Corporation (AAC)
$1,614mm DPOs
$132mm GA SSNs
GA SSN Escrow Account
$166mm GA SSNs
Original DPO Holders
$2,385mm DPOs
Sponsoring GA SSN Holders
$587mm GA SSNs
Non-Sponsoring GA SSN Holders
$541mm GA SSNs

Ambac

2

ILLUSTRATIVE STRAWMAN
TRANSACTION STEPS – EXCHANGE WITH DPO HOLDERS

1 AFG and the Sponsoring GA SSN Holders Exchange with Original DPO Holders on Pro Rata Basis

- AFG and the Sponsoring GA SSN Holders transfer[2] $298mm Remaining SSNs to Original DPO Holders in exchange for $298mm DPOs
- Happens pursuant to Rehabilitation Plan Amendment
- None of the DPOs held by AAC (including the DPOs to be transferred to Sponsoring GA SSN Holders in Step 2 on next slide) or AFG would receive any Remaining SSNs[1]

Third Party Creditors
Ambac Financial Group, Inc. (AFG)
$8mm DPOs
$47mm GA SSNs
$58mm SA SSNs
Ambac Assurance Corporation (AAC)
$1,614mm DPOs
$132mm DPOs3
$298mm Remaining SSNs
GA SSN Escrow Account
$298mm Remaining SSNs
Original DPO Holders
$2,385mm DPOs
$166mm DPOs3
Sponsoring GA SSN Holders
$421mm GA SSNs
Non-Sponsoring GA SSN Holders
$541mm GA SSNs

Note: Mechanics remain under review and subject to validation
1. This will be effected by means of AAC and AFG giving direction to DTC
2. By means of automatic transfer out of the GA SSN Escrow Account on the effective date of the Rehabilitation Plan Amendment
3. The DPOs in this step will be transferred by means of the Plan Amendment (rather than by means of a transfer of "claim bonds" as in Step 2), and the Segregated Account and trustees shall be directed to update their books and records accordingly

Ambac
3

ILLUSTRATIVE STRAWMAN
TRANSACTION STEPS – AAC EXCHANGE WITH SPONSORING GA SSN HOLDERS

2 AAC Exchanges DPOs with Sponsoring GA Senior Surplus Note Holders

— AAC exchanges $202mm DPOs for $202mm GA SSNs with Sponsoring GA SSN Holders on a pro rata basis

— Once received by AAC, these GA SSNs will also be referred to as Remaining SSNs

— The DPOs would be transferred by means of AAC transferring RMBS "claim bonds" having no remaining assets other than DPOs aggregating $202mm

— Happens pursuant to voluntary exchange offer to be closed concurrently with effectiveness of the Rehabilitation Plan Amendment

— All Sponsoring GA SSN Holders are obligated to participate in this exchange offer (as well as the exchange offer in Step 3B) pursuant to the RSA

Third Party Creditors
Ambac Financial Group, Inc. (AFG)
$140mm DPOs
$47mm GA SSNs
$58mm SA SSNs
Ambac Assurance Corporation (AAC)
$1,614mm DPOs
$202mm GA SSNs
$202mm DPOs
Original DPO Holders
$2,087mm DPOs
$298mm Remaining SSNs
Sponsoring GA SSN Holders
$421mm GA SSNs
$166mm DPOs
Non-Sponsoring GA SSN Holders
$541mm GA SSNs

Ambac

4

ILLUSTRATIVE STRAWMAN
TRANSACTION STEPS – SATISFACTION AND DISCHARGE OF DPOS

3A **Segregated Account Satisfies all DPO Holders[2]**

- For every dollar of DPO owned, all holders (other than AFG, but including AAC) receive a package of $0.46 cash, $0.47 Secured Note and take a discount of $0.07, with the discount being applied against accretion amounts[3]
- For every dollar of DPO owned, AFG receives $0.91 Secured Note and takes a discount of $0.09, with the discount being applied against accretion amounts[3]
- Happens pursuant to Rehabilitation Plan Amendment

Third Party Creditors
Ambac Financial Group, Inc. (AFG)
$140mm DPOs
$47mm GA SSNs
$58mm SA SSNs
$128mm Secured Note
$140mm DPOs[1]
Ambac Assurance Corporation (AAC)
$1,412mm DPOs
$202mm Remaining SSNs
$646mm Cash
$662mm Secured Note
$1,412mm DPOs[1]
$954mm Cash
$978mm Secured Note
$2,087mm DPOs[1]
$168mm Cash
$172mm Secured Note
$368mm DPOs[1]
Original DPO Holders
$2,087mm DPOs
$298mm Remaining SSNs
Sponsoring GA SSN Holders
$219mm GA SSNs
$368mm DPOs
Non-Sponsoring GA SSN Holders
$541mm GA SSNs

Note: Totals may not sum to 100% due to rounding

1. Satisfied and fully discharged by the consideration described on this slide
2. Segregated Account will make a drawing against AAC under the Excess of Loss Reinsurance Agreement to fund its payment and issuance obligations in Step 3A
3. Package differs from overall consideration package shown on "Post Transaction Structure" page because the consideration package on this page is applied against DPO holdings net of the Remaining SSN distribution in Step 1

Ambac

5

ILLUSTRATIVE STRAWMAN

TRANSACTION STEPS – PARALLEL EXCHANGE OFFERS FOR GA SSNS

3B **AAC Purchases 66.5% of Accreted Value of GA SSNs Held by Sponsoring GA SSN Holders[2]**

- With respect to 66.5% of GA SSNs held by Sponsoring GA SSN Holders, such holder receives a package of $0.46 cash, $0.47 Secured Note and takes a discount of $0.07 for every dollar of accreted value of those GA SSNs exchanged; the remaining 33.5% of GA SSNs held by each original holder remains outstanding[3]
- Happens pursuant to voluntary exchange offer to be closed concurrently with effectiveness of the Rehabilitation Plan Amendment

3C **AAC Purchases 87.5% of Accreted Value of GA SSNs Held by Non-Sponsoring GA SSN Holders[2]**

- With respect to 87.5% of GA SSNs held by Non-Sponsoring GA SSN Holders, such holder receives a package of $0.46 cash, $0.47 Secured Note and takes a discount of $0.07 for every dollar of accreted value of those GA SSNs exchanged; the remaining 12.5% of GA SSNs held by each original holder remains outstanding[3]
- Happens pursuant to voluntary exchange offer to be closed concurrently with effectiveness of the Rehabilitation Plan Amendment

4 The GA SSNs (including the Remaining SSNs) that remain outstanding are referred to as the Remaining SSNs. The SA SSNs that remain outstanding are, following the exit from Rehabilitation, assumed by way of succession by AAC and become part of the Remaining SSNs. AAC retires all GA SSNs other than the Remaining SSNs

Ambac Financial Group, Inc. (AFG)

- $128mm Secured Note
- $47mm GA SSNs
- $58mm SA SSNs

Ambac Assurance Corporation (AAC)

- $646mm Cash[1]
- $662mm Secured Note
- $202mm Remaining SSNs

AAC → Sponsoring GA SSN Holders: $67mm Cash, $68mm Secured Note

Sponsoring GA SSN Holders → AAC: $146mm GA SSNs

AAC → Non-Sponsoring GA SSN Holders: $216mm Cash, $222mm Secured Note

Non-Sponsoring GA SSN Holders → AAC: $473mm GA SSNs

Third Party Creditors

Original DPO Holders

- $954mm Cash
- $978mm Secured Notes
- $298mm Remaining SSNs

Sponsoring GA SSN Holders

- $168mm Cash
- $172mm Secured Notes
- $219mm GA SSNs

Non-Sponsoring GA SSN Holders

- $541mm GA SSNs

Note: Totals may not sum to 100% due to rounding
1. Only includes gross cash received as consideration for DPO satisfaction in Step 3A
2. Trustee process mechanics are currently still being refined
3. Package differs from overall consideration package shown on next page because it is applied against holdings net of the Remaining SSN component already held by GA SSN Holders

Ambac

6

ILLUSTRATIVE STRAWMAN
POST TRANSACTION STRUCTURE

- **Effective Exchange Package for DPO Holders and All GA SSN Holders (other than AFG):**
  - 40.0% Cash
  - 41.0% Secured Notes
  - 12.5% Remaining SSNs
  - 6.5% Discount (primarily against accretion amounts)

Ambac Financial Group, Inc. (AFG)

- $128mm Secured Note
- $105mm Remaining SSNs ($58mm formally SA SSNs)

Ambac Assurance Corporation (AAC)

- $646mm Cash[1]
- $662mm Secured Note
- $202mm Remaining SSNs

Third Party Creditors

Original DPO Holders

- $954mm Cash
- $978mm Secured Note
- $298mm Remaining SSNs

Sponsoring GA SSN Holders

- $235mm Cash
- $241mm Secured Note
- $73mm Remaining SSNs

Non-Sponsoring GA SSN Holders

- $216mm Cash
- $222mm Secured Note
- $68mm Remaining SSNs

1. Only includes gross cash received as consideration for DPO satisfaction in Step 3A

Ambac
7

Exhibit B
Exchange Offer Term Sheet
(see attached)

Exhibit B
General Account Senior Surplus Notes Exchange Offer Term Sheet 9
THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY OFFER WITH RESPECT TO ANY SECURITIES, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, WILL BE MADE ONLY IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES OR OTHER APPLICABLE LAWS.

Initial Deposit [10]
On or prior to the fifteenth (15th) Business Days preceding the scheduled expiration of the Offers (as defined below), (i) each Holder (including any Joining Party) shall deposit into an escrow account specified by the Rehabilitator, which account shall be for the benefit of the depositing Holders (the “Escrow Account”), its pro rata share of Notes (as defined below) with an aggregate principal amount outstanding, which when taken together with accrued and unpaid interest thereon (together, “Total Value”), equal $166[11] million (the “Sponsoring Holder Notes”) and (ii) Ambac Financial Group, Inc. (“AFG”) shall deposit Notes with a Total Value equal to $132[12] million into the Escrow Account. [13] In the event that one or more Parties fails to deposit its pro rata share of Sponsoring Holder Notes into the Escrow Account as required hereby (a “Sponsoring Holder Default”), the Ambac Parties may adjust the Offers such that any shortfall may be contributed by one or more other holders of Notes or make any other appropriate adjustment to preserve the economic terms of the Offers and any such adjustment shall not constitute a breach of this Agreement or a Group Termination Event, provided that non-defaulting Holders shall not be required to purchase any Notes for such contribution. The Sponsoring Holder Notes shall be held in the Escrow Account for the benefit of the depositing Holder of the Sponsoring Holder Notes. If the Offers do not close or the Rehabilitation Exit Support Agreement terminates in accordance with its terms, any Notes held in the Escrow Account will be returned to the depositing Holder pursuant to an escrow agreement to be agreed upon by the Parties.

________________________________

[9]
All figures in this term sheet assume a closing on, and are based on estimated amounts expected to be outstanding as of, June 30, 2018 (but without reflecting the transfers into the Escrow Account as described in Initial Deposit) and are subject to change, including the amount of Deferred Amounts. Amounts assume 100% participation of holders of Notes in the Offers. Capitalized terms used herein without definition have the meanings ascribed to them in the Rehabilitation Exit Support Agreement to which this term sheet is attached.

[10]	See Step 0 of the Illustrative Transaction Mechanics presentation.

[11]	Equal to (i)12.5% of the Third Party DPO Amount less (ii) the AFG Escrow SSN Amount (as calculated, the “Sponsoring Holder Escrow SSN Amount”).
For purposes herein: “Third Party DPO Amount” shall be equal to the outstanding principal amount of DPOs, plus accretion thereon, held by parties other than AFG or AAC as of the Record Date (as defined in the Rehabilitation Exit Term Sheet); “AFG SSN Amount” shall be equal to the principal amount of Notes, plus accrued and unpaid interest thereon, held by AFG as of the Record Date; “AFG Held DPO Amount” shall be equal to the principal amount of DPOs, plus accretion thereon, held by AFG as of the Record Date; “AAC Held DPO Amount” shall be equal to the principal amount, plus accretion thereon, of DPOs held by AAC as of the Record Date; and “Sponsoring Holder SSN Amount” shall be equal to the outstanding principal of Notes, plus accrued and unpaid interest thereon, held by the Holders as of the Record Date.

[12]
Equal to (i) the AFG SSN Amount less (ii) $100 million less (iii) accrued and unpaid interest on $100 million of SSNs between 6/30/2017 and the Record Date (as calculated, the “AFG Escrow SSN Amount”).

[13]	To include all Notes required to effect Step 1 of the Illustrative Transaction Mechanics presentation.

2

The DPO Offer [14]
Subject to the satisfaction of the conditions precedent set out below, AAC will, concurrently with the effectiveness of the Rehabilitation Plan Amendment but subject to the Transaction Sequencing specified below, offer (the “DPO Offer”) the DPO Offer Consideration to the Holders, and only to the Holders, in exchange for each $1.00 of principal amount and accrued and unpaid interest thereon (up to, but not including, the Settlement Date) of Notes other than Sponsoring Holder Notes validly tendered and not withdrawn at or prior to the Expiration Time as set forth below:
DPO Offer Consideration: $1.00 of Deferred Amounts (which for the avoidance of doubt, includes any accretion amounts), evidenced by a Claim Bond.
DPO Exchange Cap: Notes other than Sponsoring Holder Notes with a Total Value equal to $202[15] million, tendered and accepted in the DPO Offer.
Proration: Notes other than Sponsoring Holder Notes accepted for purchase in the DPO Offer may be subject to proration (rounded down to avoid the purchase of Sponsoring Holder Notes in a principal amount other than in integral multiples of $1.00), so that AAC will only accept for purchase Sponsoring Holder Notes in an aggregate principal amount up to the DPO Exchange Cap described above.

________________________________

[14]	See Step 2 of the Illustrative Transaction Mechanics presentation.

[15]	Equal to 12.5% of the AAC Held DPO Amount.

3

The AAC Sponsoring Holder Offer [16]
Subject to the satisfaction of the conditions precedent set out below, AAC will, concurrently with the effectiveness of the Rehabilitation Plan Amendment but subject to the Transaction Sequencing specified below, offer (the “AAC Sponsoring Holder Offer”) to the Holders, and only to the Holders, the AAC Sponsoring Holder Exchange Consideration in exchange for each $1.00 of principal amount and accrued and unpaid interest thereon (up to, but not including, the Settlement Date) of the Notes validly tendered and not withdrawn at or prior to the Expiration Time as set forth below:
AAC Sponsoring Holder Exchange Consideration: (i) $0.46 in cash and (ii) $0.47 in principal amount of Secured Notes (the “AAC Sponsoring Holder Exchange Consideration”).[17] For the avoidance of doubt, $0.065 of each dollar of principal amount and accrued and unpaid interest thereon of each Note tendered and accepted in the AAC Sponsoring Holder Offer will be surrendered as discount by the holder of such Note. Interest on the Notes will continue to accrue to, but not including, the Settlement Date.  Should AAC settle any of the RMBS Litigation before the Effective Date, any proceeds received by AAC from such settlement shall replace Secured Notes having a face amount equal to the amount of such proceeds that would otherwise be issued as AAC Sponsoring Holder Exchange Consideration, in each case to the extent such proceeds would have been payable to holders of Secured Notes had such settlement proceeds been instead received immediately after issuance of the Secured Notes.
Exchange Cap: A percentage to be determined of the Total Value of Notes owned by each Holder tendered and accepted in the AAC Sponsoring Holder Offer. [18]
Proration: None.
Adjustment in the Event of a Sponsoring Holder Default: In the event of a Sponsoring Holder Default, the Ambac Parties shall adjust the Offers such that any shortfall may be contributed by one or more other holders of Notes or make any other appropriate adjustment to preserve the economic terms of the Offers and any such adjustment shall not constitute a breach of this Agreement or a Group Termination Event, provided that non-defaulting Holders shall not be required to purchase any Notes for such contribution. The Sponsoring Holder Notes shall be held in the Escrow Account for the benefit of the depositing Holder of the Sponsoring Holder Notes.

________________________________

[16]	See Step 3B of the Illustrative Transaction Mechanics presentation.

[17]
For the avoidance of doubt, $0.065 of each dollar of principal amount and accrued and unpaid interest thereon of each Note tendered and accepted in the AAC Sponsoring Holder Offer will be surrendered as discount by the holder of such Note. Interest on the Notes will continue to accrue to, but not including, the Settlement Date.

[18]
To be determined based on participants in AAC Sponsoring Holder Offer consistent with the following formula: 1 - (12.5% * Sponsoring Holder SSN Amount) / (Sponsoring Holder SSN Amount less the Sponsoring Holder Escrow SSN Amount less 12.5% of the AAC Held DPO Amount).

4

The AAC Offer [19]
Subject to the satisfaction of the conditions precedent set out below, AAC will, concurrently with the effectiveness of the Rehabilitation Plan Amendment but subject to the Transaction Sequencing specified below, offer to the holders of the Notes (other than the Holders, AAC and AFG) (the “AAC Offer” and, together with the DPO Offer, and the AAC Sponsoring Holder Offer, the “Offers”) the AAC Exchange Consideration in exchange for each $1.00 of principal amount and accrued and unpaid interest thereon (up to, but not including, the Settlement Date) of the Notes validly tendered and not withdrawn at or prior to the Expiration Time as set forth below:
AAC Exchange Consideration: (i) $0.46 in cash and (ii) $0.47 in principal amount of Secured Notes (the “AAC Exchange Consideration”). [20] Should AAC settle any of the RMBS Litigation before the Effective Date, any proceeds received by AAC from such settlement shall replace Secured Notes having a face amount equal to the amount of such proceeds that would otherwise be issued as AAC Exchange Consideration, in each case to the extent such proceeds would have been payable to holders of Secured Notes had such settlement proceeds been instead received immediately after issuance of the Secured Notes.
Exchange Cap: Approximately 87.5% of the Total Value of Notes owned by each holder (excluding the Sponsoring Holder Notes and Notes held by AAC and AFG) tendered and accepted in the AAC Offer.
Proration: None.

Transaction Sequencing
On the Settlement Date, the consummation of the Offers will be deemed to occur in the following order for purposes of determining the amounts paid to each holder: (i) DPO Offer and (ii) AAC Sponsoring Holder Offer and AAC Offer concurrently.

Expiration Time; Acceptance of Tenders
The Offers will expire at 11:59 p.m., New York City time, on the day immediately preceding the Effective Date, unless extended or earlier terminated by AAC (the “Expiration Time”). Notes tendered prior to the Expiration Time may be withdrawn at any time at or prior to the Expiration Time but not thereafter. If AAC has a basis under the Definitive Documents to not accept any Notes tendered by a holder, and in fact does not accept such Notes, then such Notes will be returned to such holder, without cost, promptly after the Expiration Time or termination of the Offers, as applicable.

Waivers
Separate from the Offers, holders of more than 50% in aggregate principal amount of the Notes that cast a ballot shall execute and deliver, for no consideration, a waiver and amendment of certain provisions of the Settlement Agreement, dated as of June 7, 2010, between AFG, AAC, Ambac Credit Products, Inc. and certain settling policy beneficiaries, which will only become effective upon consummation of the Offers. See the form of BSA Waiver Agreement attached as Exhibit D.

________________________________

[19]	See Step 3C of the Illustrative Transaction Mechanics presentation.

[20]
For the avoidance of doubt, $0.065 of each dollar of principal amount and accrued and unpaid interest thereon of each Note tendered and accepted in the AAC Offer will be surrendered as discount by the holder of such Note. Interest on the Notes will continue to accrue to, but not including, the Settlement Date.

5

Conditions Precedent to the Offers
Consummation of the Offers is subject to the following conditions precedent being satisfied or, in AAC’s sole discretion, waived:
•    Notes with a Total Value, as of the Settlement Date, of $202[21] million have been validly tendered and not withdrawn in the DPO Offer;
•    An aggregate of 85% participation by principal amount outstanding from holders of the Notes (including Notes held by AAC and AFG) in the Offers;
•    Receipt of the BSA Waiver Agreement executed by more than 50% of holders of the Notes that cast a ballot;
•    All conditions to the effectiveness of the amendment to the Original Plan (the “Rehabilitation Plan Amendment”) have been satisfied or waived, except for the condition that the Offers have been consummated, and the Rehabilitation Plan Amendment will become effective concurrently with the closing of Offers;
•    Receipt of any required approval of OCI and the Rehabilitation Court pursuant to applicable law and operative documents;
•    The Rehabilitation Exit Support Agreement has not been terminated;
•    The Offers have not been determined to violate any applicable law or interpretation of the staff of the Securities and Exchange Commission;
•    The absence of any statute, law, rule, regulation, judgment, order, decree or injunction which prohibits or prevents the closing of either of the Offers and/or the Rehabilitation Plan Amendment or any other transactions to be effected on the Settlement Date and necessary to the effectiveness of the Rehabilitation Plan Amendment; and
•    The existing fiscal agent of the Notes shall not have taken any action that would reasonably be expected to prevent the consummation of the Offers.
Consummation of the Offers is subject to the following conditions precedent being satisfied or, subject to the consent of AAC and Holders of 66 2/3% of the principal amount of the Notes, waived:
•    Receipt of the approval by OCI of a one-time current interest payment of approximately $12.5[22] million on the Notes outstanding immediately following the Effective Date.

________________________________

[21]	Equal to 12.5% of the AAC Held DPO Amount.

22	To equal approximately six months of interest accrued on the Notes (assuming 100% participation by holders of the Notes in the offers).

6

Holders Eligible to Participate in the Offers
Each of the Offers is being made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and only to holders of Notes who are either (x) institutional “accredited investors” within the meaning of subsection (1), (2), (3) or (7) of Rule 501(a) under the Securities Act of 1933, as amended, (y) a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, or (z) a non-U.S. person within the meaning of Rule 902 of the Securities Act and the AAC Offer is being made only to holders of Notes who are also “qualified purchasers” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended (each holder meeting such requirements, an “Eligible Holder”). Only holders of Notes who have completed and returned an eligibility certification, electronically or otherwise, certifying as to such holder’s status as an Eligible Holder are permitted to participate in the Offers.

Notes	AAC’s outstanding 5.1% senior surplus notes due 2020 (the “Notes”).
Claim Bonds	RMBS securities where the remaining recourse for payment is primarily to DPOs payable by the Segregated Account of AAC.
Original Plan	The Amended Plan of Rehabilitation of the Segregated Account of AAC which became effective on June 12, 2014.
RMBS Litigation
Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 651612/2010 (N.Y. Sup. Ct. N.Y. Cnty.) (Bransten, J.); Ambac Assurance Corp. et al. v. First Franklin Fin. Corp. et al., Index No. 651217/2012 (N.Y. Sup. Ct. N.Y., Cnty.) (Singh, J.); Ambac Assurance Corp. et al., v. Nomura Credit & Capital, Inc. et al., Index No. 651359/2013 (N.Y. Sup. Ct. N.Y., Cnty.); Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 653979/2014 (N.Y. Sup. Ct. N.Y. Cnty.) (Friedman, J.); Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc., No. 14 CV 3511 (Wis. Cir. Ct. Dane Cnty.) (Anderson, J.); and Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 652321/2015 (N.Y. Sup. Ct. N.Y. Cnty.) (Friedman, J.) (collectively with any successor proceeding against the same parties (or any of their successors) with respect to substantially the same claims, the “RMBS Litigation”).

Secured Notes	For a description of the Secured Notes, see the Secured Note Term Sheet attached as Exhibit C.
Securities Held by AFG and AAC	Neither AFG nor AAC will tender any Notes in the Offers. [23]
Settlement Date
The settlement date for the Offers (the “Settlement Date”) will be promptly after the Expiration Time. It is expected that the Settlement Date will be the business day immediately following the Expiration Time and will occur on the same day as, and substantially concurrently with, the Effective Date.

Documentation	Offering Memorandum and Letter of Transmittal.
________________________________

[23]
For the avoidance of doubt, the 5.1% senior surplus notes due 2020 issued by the Segregated Account that are held by AFG will not receive any consideration in the Offers and will not be subject to any discount.

7

Exhibit C
Secured Notes Term Sheet
(see attached)

Exhibit C
Insured Secured Notes

Secured Notes:
$[2,230,000,000] [24] initial principal amount of secured notes (the “Secured Notes”) issued by the Secured Notes Issuer. The Secured Notes will be in DTC book entry; provided that Secured Notes held by AAC (the “AAC Secured Notes”) will be in physical, registered form.

Secured Notes Issuer:	[Newco] (the “Secured Notes Issuer”), a newly formed special purpose entity, wholly owned by [an affiliate of Ambac Financial Group, Inc. (the “Parent”).] [25]
Secured Noteholders:
Holders of General Account Senior Surplus Notes and Deferred Amounts (each as defined in the amendment to the Rehabilitation Plan of the Segregated Account of Ambac Assurance Corporation (“AAC”) (the “Plan Amendment”)).

Secured Notes Collateral:
All assets of the Secured Notes Issuer, including the Ambac Note (described below). AAC will pledge to the [Trustee/Fiscal Agent] for the benefit of Secured Noteholders (other than AAC) the proceeds of any AAC Secured Notes that it may from time to time hold in order to secure the Secured Notes Issuer’s obligations to such Secured Noteholders other than AAC. AAC will establish an account (the “Principal Proceeds Collateral Account”) that will be pledged to the [Trustee/Fiscal Agent] for the benefit of Secured Noteholders (other than AAC) into which AAC will deposit any proceeds of any AAC Secured Notes that it receives. [26]

Secured Notes Policy:
AAC will issue a financial guaranty insurance policy (the “Policy”) to the [Trustee]/[Fiscal Agent] for the benefit of Secured Noteholders irrevocably guarantying all principal and interest payments (including mandatory prepayments) in respect of the Secured Notes as and when such payments become due and owing.

Ambac Note:	$[2,230,000,000] [27] initial principal amount of secured note (the “Ambac Note”) issued by the Ambac Note Issuer.
Ambac Note Issuer:	AAC (in its capacity as issuer of the Ambac Note, the “Ambac Note Issuer”).
Consideration for Ambac Note:
The Secured Notes Issuer will deliver the Secured Notes to the Ambac Note Issuer in exchange for the Ambac Note. The Ambac Note Issuer shall distribute the Secured Notes to the Secured Noteholders in accordance with the Plan Amendment and the exchange offer term sheet.

________________________________

[24]	Amount subject to change. Estimated based on a calculation of 41.0% of the estimated amount of DPOs and SSNs outstanding as of June 30, 2018, with a slight adjustment for AFG holdings.

[25]	Subject to Ambac accounting review/confirmation.

[26]	Mechanics regarding the sweep of amounts in Principal Proceeds Collateral Account to be determined in Transaction Documents.

[27]	Amount subject to change. Estimated based on a calculation of 41.0% of the estimated amount of DPOs and SSNs outstanding as of June 30, 2018, with a slight adjustment for AFG holdings.

2

Ambac Note Collateral:
The Ambac Note will be secured by a pledge of (i) the Ambac Note Issuer’s right, title and interest in the cash and non-cash proceeds received by, or for the benefit of, it in connection with the RMBS Litigation (as defined below), pursuant to any final and non-appealable judgment, settlement or other arrangement, minus all amounts paid or payable to reimburse reinsurers for the amounts paid by reinsurers in connection with the receipt of such proceeds (but not the amount of any cost or fee (including legal fees) incurred in connection with the RMBS Litigation) (the “Net Proceeds”) in an amount up to, but not in excess of the Maximum RMBS Litigation Recovery Amount (the “RMBS Proceeds”) and (ii) RMBS securities having a market value of not less than $350 million on the date that is not more than 5 business days prior to the Closing Date (clauses (i) and (ii), together, the “Ambac Note Collateral”); provided that any principal received on the RMBS securities described in clause (ii) will, at AAC’s discretion, be either reinvested in securities of similar or better quality [28] and pledged in favor of the Secured Noteholders or be used to pay principal of the Ambac Note, and any interest received on such RMBS securities will be used to service interest falling due on the Ambac Note on the next Payment Date; provided further, that at all times, the Ambac Note Issuer and the Segregated Account will control the RMBS Litigation in all respects (including, without limitation, all decisions as to strategy, settlement, and pursuit). For the avoidance of doubt, the Ambac Note Issuer shall not transfer its right to receive the proceeds of the RMBS Litigation (except in connection with the Tier 2 Sale or any refinancing thereof, as permitted hereunder, in connection with contingency fee arrangements with counsel, or to any of its subsidiaries) or relinquish its control of the RMBS Litigation (including granting any consent rights) to any third party.

________________________________

[28]	Asset types to be agreed in the Transaction Documents.

3

For the purposes of calculating the dollar amount of proceeds of RMBS Litigation received by, or for the benefit of, the Ambac Note Issuer, (i) the dollar amount of proceeds received directly by the Ambac Note Issuer in cash will be deemed to equal the amount of such cash, (ii) the dollar amount of any non-cash proceeds received directly by the Ambac Note Issuer shall be deemed to equal the fair value of such non-cash proceeds and (iii) the dollar amount of any cash or noncash proceeds received by others for the benefit of the Ambac Note Issuer (“indirect proceeds”) will be deemed to equal the fair value to the Ambac Note Issuer of such indirect proceeds. For purposes of (ii) and (iii) above, the fair value shall be as determined by a third-party appraiser mutually acceptable to the Ambac Note Issuer and a majority of the Secured Noteholders (other than AAC), and the terms of such third-party appraisal shall be specified in the Transaction Documents (such value described in (i), (ii) and (iii) above, the “Cash Value”). [29] The Ambac Note Issuer will establish an account (the “Cash Collateral Account”) that will be pledged to secure the Ambac Note into which the Ambac Note Issuer will instruct the payor of any cash Net Proceeds to be paid. [30] In the event the Ambac Note Issuer receives any Net Proceeds paid in cash, it will deposit such cash Net Proceeds into the Cash Collateral Account as soon as reasonably practicable and in no event later than 4 business days after its receipt. In the event the Ambac Note Issuer receives (directly or indirectly) any Net Proceeds in any other form, it will deposit the Cash Value thereof into the Cash Collateral Account within 4 business days after receipt of the appraisal. The aggregate amount of Net Proceeds paid into the Cash Collateral Account shall not exceed the Maximum RMBS Litigation Recovery Amount.

RMBS Litigation:
Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 651612/2010 (N.Y. Sup. Ct. N.Y. Cnty.) (Bransten, J.); Ambac Assurance Corp. et al. v. First Franklin Fin. Corp. et al., Index No. 651217/2012 (N.Y. Sup. Ct. N.Y., Cnty.) (Singh, J.); Ambac Assurance Corp. et al., v. Nomura Credit & Capital, Inc. et al., Index No. 651359/2013 (N.Y. Sup. Ct. N.Y., Cnty.); Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 653979/2014 (N.Y. Sup. Ct. N.Y. Cnty.) (Friedman, J.); Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc., No. 14 CV 3511 (Wis. Cir. Ct. Dane Cnty.) (Anderson, J.); and Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 652321/2015 ( N.Y. Sup. Ct. N.Y. Cnty.) (Friedman, J.) (collectively with any successor proceeding against the same parties (or any of their successors) with respect to substantially the same claims, the “RMBS Litigation”).

Maximum RMBS Litigation Recovery Amount:	$1,400,000,000.
________________________________

[29]
Prior to the Closing Date, the identity of the third-party appraiser (or a list of acceptable third-party appraisers) shall be determined by the Ambac Note Issuer and a majority of the holders of General Account Senior Surplus Notes who are signatories to the Rehabilitation Exit Support Agreement. Following the Closing Date, any successor third-party appraiser shall be determined as provided above.

[30]	Any additional mechanics regarding the deposit of Net Proceeds to be determined in Transaction Documents.

4

Maturity:
The Secured Notes and the Ambac Note will mature on [●], [2022] [31] (the “Maturity Date”); provided that if (i) Secured Notes remain outstanding and (ii) the Office of the Commissioner of Insurance approves payment of the outstanding principal amount of the Remaining SSNs, the maturity date for the Secured Notes will spring to the fifth business day immediately preceding the date approved for such payment. All outstanding principal and accrued unpaid interest in respect of the Secured Notes and the Ambac Note will be due and payable on the Maturity Date.

Payment Dates:	Quarterly on [ ], [ ], [ ] and [ ] of each calendar year until the Maturity Date.
Record Dates:	[ ]
Coupon:
The Secured Notes and the Ambac Note will accrue interest at a per annum rate of 3-month USD LIBOR + 5.00%, subject to a 1.00% LIBOR floor. Accrued unpaid interest will be paid in cash on each Payment Date.

Mandatory Prepayment:
On or prior to the 5th business day after RMBS Proceeds are received by the Ambac Note Issuer or indirect proceeds are paid for the benefit, in whole or in part, of the Ambac Note Issuer (each such day, a “Mandatory Payment Date”), the Ambac Note Issuer will prepay the Ambac Note in cash in an amount equal to the lower of (i) the remaining outstanding amount of the Ambac Note and (ii) the Cash Value of such RMBS Proceeds received by or for the benefit of AAC, first, to pay accrued unpaid interest on the Ambac Note and, second, to pay outstanding principal of the Ambac Note.

Principal and Interest Payments:
Interest on the Secured Notes and the Ambac Note will accrue from the date of issuance and will be paid on each Payment Date, Optional Payment Date (as defined below) and Mandatory Payment Date.
On each Payment Date, Optional Payment Date and Mandatory Payment Date, the Secured Notes Issuer will apply all cash payments received on such Payment Date, Optional Payment Date or Mandatory Payment Date, as applicable, from the Ambac Note Issuer on account of (i) interest to pay accrued unpaid interest on the Secured Notes as at such Payment Date, Optional Payment Date or Mandatory Payment Date, as the case may be, and (ii) principal to pay the outstanding principal of the Secured Notes. [32] The Secured Notes Issuer will make all such payments to Secured Noteholders on a pro rata, pari passu basis.
On the Maturity Date, the Ambac Note Issuer will pay, in cash on a full recourse basis, all principal and accrued unpaid interest then outstanding under the Ambac Note.  On the Maturity Date, the Secured Notes Issuer will pay, in cash on a full recourse basis, all principal and accrued unpaid interest then outstanding under the Secured Notes.

Payment Preference:	The Ambac Note will rank senior to all surplus notes of AAC. Claims under the Policy will rank pari passu with other policyholder claims.
________________________________

[31]	NTD: A date five (5) years from the date of issue.

[32]	AAC to indemnify/reimburse the Secured Notes Issuer for fees, costs, expenses and indemnities required to be paid by the Secured Notes Issuer under the Transaction Documents.

5

Optional Prepayments:
The Ambac Note (including any accrued unpaid interest thereon) may be redeemed in whole, or in part, at the option of the Ambac Note Issuer on any Payment Date (an “Optional Payment Date”), without penalty or premium. On the Optional Payment Date, the Secured Notes Issuer shall apply the proceeds of such optional redemption in repayment of the Secured Notes (including any accrued unpaid interest thereon) without penalty or premium.

Closing Date:	The effective date of the Plan Amendment.
Agreed Tax Treatment:
For federal, state and local income tax purposes, AAC and the Secured Notes Issuer, and by accepting the Secured Notes, the Secured Noteholders, will agree to treat the Secured Notes and the Ambac Note as indebtedness of Ambac.

Conditions Precedent:
•    Satisfaction or waiver of the conditions to effectiveness set forth in the Plan Amendment and the effectiveness of the Plan.
•    Execution of the Transaction Documents (as defined below) reflecting the terms and conditions set forth herein and other agreed terms and conditions.
•    Delivery of legal opinions customary for a transaction of this type.

Ambac Note Issuer Events of Default:
•    Failure of the Ambac Note Issuer to pay principal (other than at maturity) when due; provided that in the case of a failure to pay principal (other than at maturity) when due as a result of an administrative or technical error or omission such failure continues for 3 business days.
•    Failure of the Ambac Note Issuer to pay interest or other amounts (other than principal) in each case within 3 business days after such interest or other amount is due and unpaid.
•    Failure of the Ambac Note Issuer to pay principal at maturity.
•    Certain events of insolvency/rehabilitation/liquidation of the Ambac Note Issuer.

Secured Notes Issuer Events of Default:
•    Ambac Note Issuer Event of Default.
•    Failure of AAC to honor a valid claim for principal of the Secured Notes under the Policy or failure of AAC to honor a valid claim for interest on the Secured Notes under the Policy in each case within 3 business days after receipt of a claim for payment.
•    Certain events of insolvency/rehabilitation/liquidation of the Secured Note Notes Issuer.
•    Failure to comply with the Secured Note Issuer covenants set forth in the Transaction Documents or inaccuracy of representations of the Secured Note Issuer in any material respect set forth in the Transaction Documents and such failure or inaccuracy is curable and not cured within 30 days after the earlier of (i) the day of written notice to the Secured Notes Issuer of such failure or inaccuracy and (ii) the day on which the Secured Notes Issuer becomes aware of such failure or inaccuracy.

6

Remedies for Secured Notes Issuer Events of Default	• Secured Noteholders may demand payment under the Policy of principal or interest that is due and unpaid on the Secured Notes.
Remedies for Failure to Pay Under Policy:
•    Right to foreclose on RMBS securities constituting Ambac Note Collateral (and any other securities acquired with the proceeds of RMBS securities).
•    Right to sue for failure to make payments.
•    Remedies will not include any control, consultation or direction rights in respect of the RMBS Litigation.
•    Secured Noteholders may not sell the Ambac Note or the right to receive the RMBS Proceeds without the prior consent of AAC.
•    Any proceeds received from the exercise of remedies under the Transaction Documents will be applied to reduce both the amount of the Ambac Note and the Secured Notes.

Covenants: [33]
Affirmative and negative covenants shall include those that are customary for a transaction of this type, including, subject to those customary qualifications, those with respect to (i) payment, (ii) maintenance of paying agent, (iii) restriction on merger or consolidation, (iv) maintenance of perfection and priority of security interest in the collateral, (v) maintenance of priority in payment of the Secured Notes and the Ambac Note, (vi) restriction on the Secured Notes Issuer engaging in any business or having any assets (other than the collateral) or liabilities (other than the Secured Notes), (vii) maintenance of separate existence of the Secured Notes Issuer, (viii) restriction on sale or other transfer of the collateral, (ix) AAC’s agreement to pursue the RMBS Litigation diligently, in good faith, and in a manner consistent with a plaintiff acting solely on its own account and (x) delivery of progress reports of material, non-privileged and public information in respect of the RMBS Litigation and notices of non-privileged and public material developments of any RMBS Litigation in each case on a quarterly basis. [34]

Governing Law:	New York
Other:	Customary provisions regarding consent to exclusive jurisdiction in New York, waiver of jury trial, service of process and other miscellaneous matters.
Transaction Documents:
Secured Notes, Credit Agreement, Ambac Note, Ambac Security Agreement, Secured Notes Indenture, Secured Note Issuer Security Agreement, Exchange Documents, Insurance Agreement, Policy, Cash Collateral Account Control Agreement, Securities Account Control Agreement, Principal Proceeds Collateral Account Control Agreement, offering document, and other documents and opinions reasonably requested by the Secured Noteholders (including a nonconsolidation opinion reasonably acceptable to AAC and the Secured Noteholders).

________________________________

[33]	No requirement to report privileged or confidential information.

[34]	Covenants to be included in the Indenture and Credit Agreement, as applicable.

7

Registration:	The Secured Notes will not be registered under the Securities Act of 1933, as amended.
Investment Company Act:	The Secured Notes Issuer will be exempt from registration under Rule 3(c)(7) of the Investment Company Act of 1940.

8

Exhibit D
Form of Waiver and Amendment
(see attached)

Exhibit D
WAIVER AND AMENDMENT
TO SETTLEMENT AGREEMENT
This WAIVER AND AMENDMENT dated as of _______ ___, 2017 (the “Waiver and Amendment”) among AMBAC ASSURANCE CORPORATION, a Wisconsin-domiciled insurance company (“AAC”), AMBAC CREDIT PRODUCTS, LLC, a Delaware limited liability company (“ACP”), AMBAC FINANCIAL GROUP, INC., a Delaware corporation (“AFGI”), and the other signatories hereto (collectively, the “Parties”).
WHEREAS, AAC, ACP, AFGI, and the other signatories thereto entered into a certain Settlement Agreement dated as of June 7, 2010 (the “BSA”) (unless otherwise defined herein, capitalized terms used herein shall have the meanings given them in the BSA);
WHEREAS, the Rehabilitator intends to amend the plan of rehabilitation of the Segregated Account, as already amended and/or supplemented from time to time, as a result of which (among other things) the claims of certain creditors of the Segregated Account will be satisfied in full by means of consideration approved by the Rehabilitation Court, the Rehabilitation Proceeding will terminate, and the Segregated Account will merge back into AAC (the “Plan Amendment”);
WHEREAS, in order to consummate the transactions described in Exhibit A, AAC has determined that, while not required, it is prudent to obtain a waiver of portions of Section 3.04 of the BSA;
WHEREAS, the Parties desire to amend portions of Section 3.04 of the BSA (and/or related definitions used therein) to provide AAC with additional operating flexibility;
WHEREAS, Section 6.06 of the BSA provides that waivers and amendments of Section 3.04 (including related definitions used therein) may be made with the consent of the Ambac Parties, the OCI, and Section 3.04 Benefited Parties holding more than 50% in aggregate principal amount of the AAC Surplus Notes that cast a ballot;
WHEREAS, the Parties include Section 3.04 Benefited Parties holding more than 50% in aggregate principal amount of the AAC Surplus Notes;
WHEREAS, the Parties wish to waive or amend certain provisions of the BSA, conditioned upon and simultaneously with the consummation of the Exchange Offers (as defined in that certain Rehabilitation Exit Support Agreement, dated July 19, 2017), in each case as set forth herein; and
WHEREAS, the Parties wish to take such actions as may be necessary to give effect to the foregoing;
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and in the BSA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

2

Section 1. Waiver. In accordance with Section 6.06 of the BSA, subject to the simultaneous consummation of the Exchange Offers, the undersigned hereby waive compliance with any and all restrictions, limitations and other provisions set forth in Section 3.04 of the BSA, including without limitation Section 3.04(m) thereof, that could directly or indirectly prohibit, restrict or limit in any manner (including without restriction requiring the consent of Section 3.04 Benefited Parties) consummation or effectiveness of the transactions described in Exhibit A, 35 regardless of whether such a waiver is actually required in order to consummate or effect such transactions.
Section 2. Amendment. In accordance with Section 6.06 of the BSA, the undersigned hereby consent to the amendment of specific provisions of Section 3.04 of the BSA as set forth in Exhibit B and in the manner set forth in Exhibit B. Headings are inserted in Exhibit B for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of the amendments therein.
Section 3. Miscellaneous.
3.1    Except as specifically set forth herein and in Exhibit B, the terms of this Waiver and Amendment shall not be deemed to be a consent, waiver, amendment or modification with respect to any term, condition, or obligation of any of the Parties in the BSA and shall not obligate any of the Parties to agree to any other amendment or waiver to the BSA.
3.2    This Waiver and Amendment may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement. A facsimile or Portable Document Format copy of a signature shall have the same force and effect as an original signature.
3.3    This Waiver and Amendment is to be interpreted under and governed by the Laws of the State of New York without giving effect to conflicts of law provisions thereof that would make the law of any other jurisdiction applicable to this Waiver and Amendment. In the event that there is a dispute between or among the Parties arising under this Waiver and Amendment, the Parties (a) agree that the exclusive forum to seek remedy shall be to institute a legal proceeding in the courts of the State of New York located in the City and County of New York or the United States District Court for the Southern District of New York and (b) hereby expressly submit to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waive any claim of lack of personal jurisdiction and improper venue and any claim that such courts are an inconvenient forum. Each Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action, or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address provided to the Parties in accordance with Section 6.02 of the BSA, such service to become effective ten (10) days after such mailing.
3.4    Any notice to be provided to the holders of AAC Surplus Notes in connection with this Waiver and Amendment shall be in writing and delivered to the fiscal agent of such notes, delivered or transmitted by facsimile to the fiscal agent at The Bank of New York Mellon, 101 Barclay Street, Floor, 7W, New York, New York 10286, Attention: Dealing & Trading Unit, fax 212-815-2830. The foregoing address for notices or communications may be changed by written notice given by the addressee to each Party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.
________________________________

[35]
Exhibit A to include all term sheets (e.g., plan amendment, exchange, and secured note) and presentations (e.g., illustrative transaction mechanics) describing the transaction that will be publicly disclosed.

3

3.5    EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS WAIVER AND AMENDMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS WAIVER AND AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.5.
3.6    Each Party has had the opportunity to negotiate the terms, consult with counsel, and modify the provisions of this Waiver and Amendment. Therefore, the terms of this Waiver and Amendment will be considered and interpreted without any presumption, inference, or rule requiring construction or interpretation of any provision of this Waiver and Amendment against the interests of the drafter of this Waiver and Amendment.
3.7    This Waiver and Amendment is not an obligation of or binding upon the Segregated Account but only AAC acting through the General Account.
[Signature Pages Follow]

4

Exhibit A
Term Sheets and Presentations

5

Exhibit B
Amendments to BSA
Effective as of the Effective Date (as defined in the Plan Amendment), the following provisions of the BSA shall be amended (the “Amendment”) without further action of the Parties in the manner set forth below:

1.	Elimination of Unaffiliated Qualified Director Requirement.

a.	Sections 3.04(a) and (b) of the BSA shall be deleted in its entirety and replaced with the following: “Intentionally omitted”.

b.
Any and all references to “Unaffiliated Qualified Directors”, including without limitation requirements or conditions that the approval of a majority of Unaffiliated Qualified Directors may be required for any action or other matter, shall be deemed inoperative and of no further force or effect for all purposes.

c.	Section 1.01 of the BSA shall be amended by deleting the definitions of “Unaffiliated Qualified Directors”, “Qualified” and “Unaffiliated” in their entirety.

2.	Elimination of Prohibition on New Business.

a.	Section 3.04(d) of the BSA shall be deleted in its entirety and replaced with the following: “Intentionally omitted”.

3.	Refinement of Permitted Indebtedness Restriction.

a.	Section 3.04(e) of the BSA shall be amended and restated in its entirety as follows:
AAC will not, and will cause each of its Subsidiaries not to, issue, incur or assume any Surplus Notes or Indebtedness that are pari passu with or senior to the AAC Surplus Notes (including, without limitation, debt instruments of Affiliates that are structurally senior to the AAC Surplus Notes), other than (subject to Section 3.04(f)) (i) any other Surplus Notes that satisfy the OCI Approval Standard, (ii) Surplus Notes or Indebtedness in connection with the RMBS Remediation Plan, the SA Remediation Plan, the SL Remediation Plan or any GA Remediation Action, (iii) Surplus Notes or Indebtedness issued to AAC or any of its wholly-owned Subsidiaries (other than Ambac UK) that satisfy the OCI Approval Standard, (iv) as permitted pursuant to the provisions of Section 3.04(h), (v) Permitted Indebtedness, or (vi) any refinancing of any of the foregoing in (i) through (v) (excluding the refinancing of any Surplus Notes (other than by way of a new issuance under (i))). For the avoidance of doubt, any refinancing under (vi) shall not involve the incurrence of Indebtedness in an amount greater than the aggregate principal and accrued interest of the Indebtedness being refinanced. In addition, the provisions of this Section 3.04(e) shall not apply to the issuance of a financial guaranty insurance policy or surety bond pursuant to a contractual commitment in effect on June 7, 2010.

b.	Section 1.01 of the BSA shall be amended to add the following definitions:
“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (c) all obligations and

6

liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (d) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/Synthetic Lease; and (e) guarantees and other contingent obligations in respect of any of the foregoing Indebtedness (but without duplication). The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer (save as outstanding on the Effective Date of the Plan Amendment). Notwithstanding anything to the contrary herein, “Indebtedness” shall not include (i) any obligations or liabilities (or any guarantee or similar obligation in respect thereof) in respect of equipment leases, real estate leases, and other operational leases, (ii) any ordinary intercompany payables among AAC and its Affiliates or Subsidiaries, and (iii) any derivatives and hedging activities. For the avoidance of doubt, “Indebtedness” shall also exclude any guarantee, contingent obligation, letter of credit, or similar obligation in respect of any item which is, of itself, and already included as, Indebtedness hereunder.
“Permitted Indebtedness” means (i) the senior secured notes to be issued conditioned upon the Effective Date of the Plan Amendment, (ii) the note(s) to be issued by AAC that will serve as collateral for such senior secured notes, (iii) any Surplus Notes, (iv) any financial guarantees or surety bonds issued by AAC or any of its Subsidiaries, and (v) any other Indebtedness of AAC in an aggregate principal amount outstanding (only with respect to this Indebtedness described in this clause (v)) not exceeding $400,000,000 (excluding for purposes of clarity any payment-in-kind interest or other interest on such Indebtedness).
“Plan Amendment” means the Second Amended Plan of Rehabilitation of the Segregated Account filed in the Circuit Court for Dane County, State of Wisconsin in the rehabilitation proceeding commenced on March 24, 2010 with respect to the Segregated Account titled In re Segregated Account of Ambac Assurance Corporation, Case No. 10 CV 1576.
“Synthetic Lease” means, as to any Person, any lease (including a lease that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

4.	Allowance of Liens Securing Permitted Indebtedness.

a.	The definition of “Permitted Liens” in Section 1.01 of the BSA shall be amended and restated in its entirety as follows:
“Permitted Liens” means (a) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the financial statements of AAC or the Segregated Account in accordance with GAAP or SAP, as applicable, (b) statutory Liens of landlords, (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice, (d) in the case of real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and

7

other minor irregularities in title, none of which, individually or in the aggregate, (i) interfere in any material respect with the present use of or occupancy of the affected parcel by the Ambac Parties, (ii) have more than an immaterial effect on the value thereof or its use, or (iii) would impair the ability of such parcel to be sold for its present use, (e) Liens securing obligations arising as a result of any actions under or pursuant to the RMBS Remediation Plan, the SL Remediation Plan, the SA Remediation Plan or any GA Remediation Action, (f) Liens incurred directly in connection with AAC’s and Ambac Capital Funding, Inc.’s obligations under the guaranteed investment contracts entered into by Ambac Capital Funding, Inc. and in connection with futures contracts and swap agreements entered into by Ambac Financial Services, LLC, (g) Liens incurred pursuant to the Secured Note, (h) Liens existing on the date hereof, (i) other Liens (X) incurred in the ordinary course of business, (Y) securing obligations (other than Surplus Notes) not prohibited under this Agreement and (Z) on property posted as collateral having an aggregate fair market value of not more than $50,000,000 (disregarding any property posted as collateral on the date hereof (so long as the relevant collateral arrangement continues to exist)), (j) Liens in favor of wholly-owned Subsidiaries granted in the ordinary course of business, (k) Liens that satisfy the OCI Approval Standard, (l) Liens by Affiliates in favor of AAC, (m) Liens securing Permitted Indebtedness (and Liens incurred in connection with refinancings permitted under Section 3.04(e); provided, however, in the case of a refinancing of the notes described in clauses (i) and (ii) of the definition of “Permitted Indebtedness” above, such Liens may involve only the collateral or proceeds of the collateral that originally supported such notes) and (n) Liens in favor of financial institutions in which accounts are held in the name of the Ambac Parties and that are opened in the ordinary course of business.

5.	Additional Flexibility for Junior Surplus Notes.

a.	Section 3.04(f) of the BSA shall be amended and restated in its entirety as follows:
All Surplus Notes shall rank pari passu with or junior to the AAC Surplus Notes. No Surplus Note issued by AAC shall have a scheduled maturity or scheduled principal payment prior to the 10th anniversary of June 7, 2010, have an interest rate in excess of 5.1% per annum, or otherwise be on terms materially more favorable to the holders of such Surplus Notes than the AAC Surplus Notes; provided, that (a) the existence or absence of transfer restrictions pursuant to section 3(a)(10) or section 4(a)(2) of the Securities Act shall not be considered a more or less favorable term for the purpose of this subsection and (b) the clause pertaining to the interest rate in excess of 5.1% per annum shall not apply to any Surplus Notes that may be issued by AAC that are junior to the AAC Surplus Notes; provided, that such Surplus Notes shall not (i) mature earlier than August 28, 2039, (ii) be issued in an aggregate amount (together with any other such junior Surplus Notes having an interest rate in excess of 5.1%) in excess of $150,000,000, (iii) be issued earlier than December 31, 2018, and (iv) accrue interest at a rate exceeding 8.1% per annum. Notwithstanding anything in this Agreement to the contrary, (x) no principal or interest payment (other than PIK interest) on any indebtedness ranking junior to the Surplus Notes shall be made until all of the Surplus Notes have been paid in full, repurchased or redeemed or otherwise provided for to the satisfaction of OCI and (y) all Surplus Notes shall be approved by OCI.

8

6.	Additional Flexibility for Merger of AAC Subsidiaries.

a.	Section 3.04(h)(ii) of the BSA shall be amended and restated in its entirety to read as follows:
solely with respect to AAC, merge, consolidate or amalgamate with any other Person (except for where AAC is the surviving entity, between AAC and its wholly-owned Subsidiaries); and solely with respect to Everspan Financial Guarantee Corp., merge, consolidate or amalgamate with any Person other than AAC or a wholly-owned Subsidiary thereof unless such merger meets with the OCI Approval Standard.

9

Exhibit E
Transaction Mechanics
(see attached)

Exhibit E

Note: Estimated payments assuming a transaction close on 6/30/2018. All amounts referenced are current estimates and are subject to change pending the actual timing of transaction close and a final reconciliation of Policy Claims and Deferred Amounts

Ambac

TRANSACTION MECHANICS

JUNE 30, 2017

Exhibit F
RSA Signature Page – Qualified Marketmaker
The undersigned represents and warrants that it is a Qualified Marketmaker as defined in Section 6(b) of this Agreement. The undersigned represents and warrants that it has acquired the securities listed below solely in its capacity as a Qualified Marketmaker and acknowledges that it is a Holder only with respect to those Holder Deferred Amounts and/or Senior Surplus Notes listed below.
[●], as a Holder 36 and Qualified Marketmaker pursuant to Section 6(b), solely with respect to the Holder Deferred Amounts and/or Senior Surplus Notes set forth below
By:
    Name:
    Title:
Address: [●]
Fax: [●]
E-mail: [●]

Principal Amount of Senior Surplus Notes Owned:	$[●]
Accrued and Unapproved Interest on Senior Surplus Notes Owned:	$[●]
Total Senior Surplus Notes Owned:	$[●]

Principal Amount Holder Deferred Amounts Owned:	$[●]
Accrued and Unpaid Payments on Holder Deferred Amounts Owned:	$[●]

____________________

[36]	To be signed by the fund or investor beneficially owning the Deferred Amounts and/or Senior Surplus Notes.

Exhibit G
Form of Joinder
This Joinder Agreement to the Rehabilitation Exit Support Agreement, dated as of July 19, 2017 (as amended, supplemented or otherwise modified from time to time, the “Rehabilitation Exit Support Agreement”), entered into by and among Ambac Assurance Corporation (the “Company”), Ambac Financial Group, Inc. (“Parent”), and the holders (each, a “Holder”) of a material portion of outstanding unpaid policy claims of the Segregated Account of Ambac Assurance Corporation and a material portion of the outstanding surplus notes of the Company that are signatories to the Rehabilitation Exit Support Agreement, is executed and delivered by ________________________________ (the “Joining Party”) as of ______________, 2017. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Rehabilitation Exit Support Agreement.
1.Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Rehabilitation Exit Support Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions hereof). The Joining Party shall hereafter be a “Holder” and “Party” for all purposes under the Rehabilitation Exit Support Agreement and with respect to any and all Senior Surplus Notes and Holder Deferred Amounts held by such Joining Party following the transfer.
2.    Joinder to Affidavit. By signing this Joinder Agreement the Joining Party hereby agrees to (i) join any affidavit filed on or prior to the date of this Joinder Agreement pursuant to Section 4(b)(5) of the Rehabilitation Exit Support Agreement and (ii) pursuant to Section 3(e) of the Rehabilitation Exit Support Agreement, cooperate with and facilitate any reasonable procedures adopted by the Joining Holder Agent to track transfers of Deferred Amounts and Senior Surplus Notes and collect signature pages to joinder agreements pursuant to Section 6 of the Rehabilitation Exit Support Agreement.
3.    Representations and Warranties. With respect to the aggregate amount of the Senior Surplus Notes and the Holder Deferred Amounts set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of a Holder as set forth in Section 5 of the Rehabilitation Exit Support Agreement to each other Party to the Rehabilitation Exit Support Agreement.
4.    Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
[Signature page follows.]

Schedule A

Company Purchases/Sales Since January 1, 2017
CUSIP	Name	Type	Transaction	Trade Date	Par	Accretion	Par + Accretion	Price Paid
74529JAP0	PR S/TAX-CABS-A	PR	Purchase	3/22/2017	$488,535,000	—	$488,535,000	$56,914,328
Total					$488,535,000	$0	$488,535,000	$56,914,328
Parent Purchases/Sales Since January 1, 2017
CUSIP	Name	Type	Transaction	Trade Date	Par	Accretion	Par + Accretion	Price Paid
N/A	Weinstein SA Notes	SA SN	Purchase	3/7/2017	$36,888,218	$14,431,115	$51,319,333	$45,468,929
023138AA8	General Account Notes	GA SN	Purchase	3/24/2017	10,000,000	4,025,697	14,025,697	12,300,000
N/A	DPO (Exc)	DPO	Purchase	3/27/2017	73,033,728	18,428,010	91,461,738	0 [37]
023138AA8	General Account Notes (Exc)	GA SN	Sale	3/27/2017	64,750,000	26,091,116	90,841,116	0
023138AA8	General Account Notes	GA SN	Purchase	3/31/2017	23,608,320	9,517,518	33,125,838	29,038,242
219639AA9	Corolla Trust Notes [38]	JSN	Purchase	7/19/2017	45,000,000	6,986,483	51,986,483	38,137,500
N/A	Option to Purchase Corolla Trust Notes [39]	JSN	Purchase	7/19/2017	45,000,000	6,986,483	51,986,483	10,878,750
Total					$298,280,266	$86,466,422	$384,746,688	$135,823,421
________________________________

[37]	Note: The DPOs were swapped for the General Account Notes in the line below.

[38]	Note: Accretion values for the Corolla Trust Notes and Option to Purchase Corolla Trust Notes are based on 7/19/2017 values.

[39]
Note: This is an option to purchase the amount of Corolla Trust Notes reflected in the chart and the price paid noted in the chart only reflects the purchase price of the option and does not reflect the price that will be paid if the option is exercised. The Corolla Trust Notes subject to the option have not been purchased.